EXHIBIT 10-G




                        AGREEMENT AND PLAN OF MERGER

                                by and among

          Public Service Company of North Carolina, Incorporated,

                             SCANA Corporation,

                              New Sub I, Inc.

                                    and

                              New Sub II, Inc.


                       Dated as of February 16, 1999



                             TABLE OF CONTENTS
                                                                        Page

                                 ARTICLE I
                                 THE MERGER
 Section 1.1   The Mergers.................................................1
 Section 1.2   The Alternative Second Merger...............................2
 Section 1.3   Effective Time of the Mergers...............................2
 Section 1.4   Effects of the Merger.......................................3

                                 ARTICLE II
                            TREATMENT OF SHARES
 Section 2.1   Effect on the Capital Stock of SCANA........................3
 Section 2.2   Effect on the Capital Stock of PSNC of the Second Merger....7
 Section 2.3   Exchange of Certificates....................................9

                                ARTICLE III
                                THE CLOSING
 Section 3.1   Closing....................................................13

                                 ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF PSNC
 Section 4.1   Organization and Qualification.............................13
 Section 4.2   Subsidiaries...............................................14
 Section 4.3   Capitalization.............................................14
 Section 4.4   Authority; Non-Contravention; Statutory Approvals;
               Compliance.................................................15
 Section 4.5   Reports and Financial Statements...........................17
 Section 4.6   Absence of Certain Changes or Events.......................17
 Section 4.7   Litigation.................................................18
 Section 4.8   Registration Statement and Proxy Statement.................18
 Section 4.9   Tax Matters................................................18
 Section 4.10  Employee Matters; ERISA....................................21
 Section 4.11  Labor and Employee Relations...............................23
 Section 4.12  Environmental Protection...................................23
 Section 4.13  Regulation as a Utility....................................26
 Section 4.14  Vote Required..............................................26
 Section 4.15  Opinion of Financial Advisor...............................26
 Section 4.16  Brokers....................................................26
 Section 4.17  Insurance..................................................26
 Section 4.18  Intellectual Property. ....................................27
 Section 4.19  Year 2000..................................................27
 Section 4.20  Commodity Derivatives and Credit Exposure Matters.  .......27
 Section 4.21  Ownership of SCANA Common Stock............................28
 Section 4.22  Antitakeover Matters.......................................28
 Section 4.23  PSNC Associates............................................28

                                 ARTICLE V
              REPRESENTATIONS AND WARRANTIES OF EACH OF SCANA,
                          NEW SUB I AND NEW SUB II
 Section 5.1   Organization and Qualification.............................28
 Section 5.2   Subsidiaries...............................................29
 Section 5.3   Capitalization.............................................29
 Section 5.4   Authority; Non-Contravention; Statutory Approvals;
               Compliance.................................................30
 Section 5.5   Reports and Financial Statements...........................31
 Section 5.6   Absence of Certain Changes or Events.......................32
 Section 5.7   Litigation.................................................32
 Section 5.8   Registration Statement and Proxy Statement.................32
 Section 5.9   Operations of Nuclear Power Plants.........................33
 Section 5.10  Tax Matters................................................33
 Section 5.11  Employee Matters; ERISA....................................34
 Section 5.12  Environmental Protection...................................34
 Section 5.13  Regulation as a Utility....................................35
 Section 5.14  Vote Required..............................................35
 Section 5.15  Opinion of Financial Advisor...............................35
 Section 5.16  Brokers....................................................36
 Section 5.17  Insurance..................................................36
 Section 5.18  Anti-Takeover Matters......................................36
 Section 5.19  Ownership of PSNC Common Stock.............................36

                                 ARTICLE VI
                  CONDUCT OF BUSINESS PENDING THE MERGERS
 Section 6.1   Covenants of PSNC..........................................36
 Section 6.2   Covenants of SCANA.........................................41

                                ARTICLE VII
                           ADDITIONAL AGREEMENTS
 Section 7.1   Access to Information......................................43
 Section 7.2   Joint Proxy Statement and Registration Statement...........44
 Section 7.3   Regulatory Matters.........................................45
 Section 7.4   Shareholder Approval.......................................46
 Section 7.5   Directors' and Officers' Indemnification...................46
 Section 7.6   Public Announcements.......................................48
 Section 7.7   Rule 145 Affiliates........................................48
 Section 7.8   Employee Agreements and Workforce Matters..................48
 Section 7.9   Employee Benefit Plans.....................................49
 Section 7.10  No Solicitations...........................................50
 Section 7.11  Board of Directors.........................................51
 Section 7.12  Corporate Offices..........................................52
 Section 7.13  Federal Income Tax Treatment...............................52
 Section 7.14  Anti-Takeover Statutes.....................................52
 Section 7.15  Conveyance Taxes...........................................52
 Section 7.16  Expenses...................................................52
 Section 7.17  Further Assurances.........................................53

                                ARTICLE VIII
                                 CONDITIONS
 Section 8.1   Conditions to Each Party's Obligation to Effect the
               Mergers....................................................53
 Section 8.2   Conditions to Obligation of SCANA to Effect the Mergers....54
 Section 8.3   Conditions to Obligation of PSNC to Effect the Mergers.....55

                                 ARTICLE IX
                     TERMINATION, AMENDMENT AND WAIVER
 Section 9.1   Termination................................................56
 Section 9.2   Effect of Termination......................................58
 Section 9.3   Termination Fee; Expenses..................................58
 Section 9.4   Amendment..................................................59
 Section 9.5   Waiver.....................................................59

                                 ARTICLE X
                             GENERAL PROVISIONS
 Section 10.1  Non-Survival; Effect of Representations and Warranties.....60
 Section 10.2  Notices....................................................60
 Section 10.3  Miscellaneous..............................................61
 Section 10.4  Interpretation.............................................61
 Section 10.5  Counterparts; Effect.......................................61
 Section 10.6  Parties' Interest..........................................61
 Section 10.7  Waiver of Jury Trial and Certain Damages...................61
 Section 10.8  Enforcement................................................62


                          INDEX OF PRINCIPAL TERMS


Term                                                                      Page

1935 Act       .............................................................2
Acquisition Agreement......................................................50
Acquisition Proposal.......................................................50
Affected Employees.........................................................49
Affiliate Agreement........................................................48
Alternative Second Merger...................................................2
Applicable Period..........................................................50
Average Price  .............................................................7
Benefits       ............................................................49
Certificate(s) .............................................................9
Closing        ............................................................13
Closing Agreement..........................................................19
Closing Date   ............................................................13
Code           .............................................................1
Confidentiality Agreement..................................................44
date hereof    .............................................................1
Effective Time ............................................................10
Effective Time of the First Merger..........................................2
Effective Time of the Second Merger.........................................2
Election Deadline...........................................................9
Environmental Claim........................................................25
Environmental Documents....................................................25
Environmental Laws.........................................................25
Environmental Permits......................................................24
ERISA          ............................................................21
ERISA Affiliate............................................................21
Exchange Act   ............................................................17
Exchange Agent .............................................................9
Exchange Fund  .............................................................9
FERC           ............................................................17
Final Order    ............................................................54
First Merger   .............................................................1
Form of Election............................................................9
GAAP           ............................................................17
Governmental Authority.....................................................16
Hazardous Materials........................................................25
HSR Act        ............................................................45
Indemnified Liabilities....................................................46
Indemnified Parties........................................................46
Indemnified Party..........................................................46
Initial Termination Date...................................................57
IRS            ............................................................21
Joint Proxy/Registration Statement.........................................44
Licenses       ............................................................16
LLG&M          .............................................................8
Merger Consideration.......................................................10
Mergers        .............................................................1
Morgan Stanley ............................................................26
NCBC Act       .............................................................2
New Sub I      .............................................................1
New Sub II     .............................................................1
PaineWebber    ............................................................35
PCBs           ............................................................25
person         ............................................................12
Power Act      ............................................................17
Proxy Statement............................................................18
PSNC           .............................................................1
PSNC Associates............................................................14
PSNC Cash Consideration.....................................................7
PSNC Cash Election..........................................................8
PSNC Cash Election Number...................................................8
PSNC Cash Election Shares...................................................8
PSNC Cash Fraction..........................................................8
PSNC Common Stock...........................................................7
PSNC Disclosure Schedule...................................................13
PSNC Exchange Ratio.........................................................7
PSNC Financial Statements..................................................17
PSNC Intellectual Property.................................................27
PSNC Material Adverse Effect...............................................14
PSNC Meeting   ............................................................46
PSNC Merger Consideration...................................................7
PSNC Option Plans..........................................................13
PSNC Options   ............................................................13
PSNC Plans     ............................................................21
PSNC Preference Stock......................................................14
PSNC Preferred Stock.......................................................14
PSNC Required Consents.....................................................16
PSNC Required Statutory Approvals..........................................16
PSNC Rights    .............................................................7
PSNC Rights Agreement.......................................................7
PSNC SEC Reports...........................................................17
PSNC Shareholders' Approval................................................26
PSNC Stock Consideration....................................................7
PSNC Subsidiary............................................................14
Registration Statement.....................................................18
Release        ............................................................26
Representatives............................................................43
SASM&F         .............................................................8
SCANA          .............................................................1
SCANA Cash Amount...........................................................4
SCANA Cash Consideration....................................................3
SCANA Cash Designees........................................................5
SCANA Cash Election.........................................................4
SCANA Cash Election Shares..................................................5
SCANA Cash Number...........................................................4
SCANA Cash Shares...........................................................6
SCANA Certificate...........................................................7
SCANA Common Stock..........................................................3
SCANA Deminimis Shares......................................................4
SCANA Disclosure Schedule..................................................28
SCANA Exchange Ratio........................................................3
SCANA Financial Statements.................................................32
SCANA Material Adverse Effect..............................................31
SCANA Meeting  ............................................................46
SCANA Merger Consideration..................................................4
SCANA Non- Election Shares..................................................4
SCANA Non-Election..........................................................4
SCANA Non-Prorated Cash Shares..............................................5
SCANA Nuclear Facilities...................................................33
SCANA Plans    ............................................................34
SCANA Required Consents....................................................30
SCANA Required Statutory Approvals.........................................31
SCANA SEC Reports..........................................................32
SCANA Shareholders' Approval...............................................35
SCANA Stock Consideration...................................................4
SCANA Stock Election........................................................4
SCANA Stock Election Shares.................................................5
SCANA Stock Number..........................................................4
SCANA Stock Plans..........................................................29
SCANA Subsidiary...........................................................28
SCBC Act       .............................................................1
SCE&G          .............................................................2
SEC            .............................................................2
Second Merger  .............................................................1
Securities Act ............................................................17
Shares         ............................................................10
Subsidiary     ............................................................14
Surviving Corporation.......................................................2
Tax Opinions   .............................................................8
Tax Return     ............................................................19
Tax Rulings    ............................................................19
Tax(es)        ............................................................19
Termination Fee............................................................58
Trading Day    .............................................................8
Violation      ............................................................15
Voting Debt    ............................................................14
Year 2000 Compliance.......................................................27





               AGREEMENT AND PLAN OF MERGER, dated as of February 16, 1999 (referred to herein as the "date hereof"), by and among Public Service Company of North Carolina, Incorporated ("PSNC"), a North Carolina corporation, SCANA Corporation, a South Carolina corporation ("SCANA"), New Sub I, Inc., a South Carolina corporation and a wholly-owned subsidiary of SCANA ("New Sub I"), and New Sub II, Inc., a South Carolina corporation and a wholly-owned subsidiary of SCANA ("New Sub II").

               WHEREAS, PSNC and SCANA have determined that it would be in their respective best interests and in the interests of their respective shareholders to effect the transactions contemplated by this Agreement;

               WHEREAS, in furtherance thereof, the respective Boards of Directors of SCANA and New Sub I have approved this Agreement and the merger of New Sub I with and into SCANA, with SCANA as the surviving corporation (the "First Merger"), and the respective boards of directors of PSNC and New Sub II, have approved this Agreement and the merger of PSNC with and into New Sub II, with New Sub II as the surviving corporation (the "Second Merger", and together with the First Merger, the "Mergers"); and

               WHEREAS, for United States federal income tax purposes, it is intended that the Second Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement is intended to be and is adopted as a plan of reorganization for purposes of Section 368 of the Code.

               NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:


                                 ARTICLE I

                                 THE MERGER

               Section 1.1 The Mergers. Subject to the terms and conditions of this Agreement:

               (a) At the Effective Time of the First Merger (as defined in
Section 1.3), New Sub I will be merged with and into SCANA, in accordance with the South Carolina Business Corporation Act (the "SCBC Act"). SCANA will be the surviving corporation in the First Merger and will continue its corporate existence under the laws of the State of South Carolina. The effects and the consequences of the First Merger are set forth in Section 1.4(a). Throughout this Agreement, the term "SCANA" refers to SCANA prior to the First Merger or to SCANA as the surviving corporation in the First Merger, as the context requires.

               (b) At the Effective Time of the Second Merger (as defined in Section 1.3), PSNC will be merged with and into New Sub II in accordance with the SCBC Act and the North Carolina Business Corporation Act (the "NCBC Act"). New Sub II will be the surviving corporation in the Second Merger (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of PSNC in accordance with the NCBC Act and the SCBC Act. The effects and the consequences of the Second Merger are set forth in Section 1.4(b).

               Section 1.2   The Alternative Second Merger.

               (a) If, on or prior to April 30, 2000, the Securities and Exchange Commission (the "SEC") has not approved, nor has the staff of the SEC recommended that the SEC approve, the application for the Mergers under the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), then, subject to Section 1.2(b) and the other terms and conditions of this Agreement, the form of the Second Merger contemplated by this Agreement shall be revised to provide for the merger of PSNC with and into South Carolina Electric & Gas Company ("SCE&G"), a wholly-owned subsidiary of SCANA, with SCE&G as the surviving corporation (the "Alternative Second Merger"), the parties shall amend the terms of this Agreement to make them consistent with the Alternative Second Merger, and SCANA shall take all actions necessary and appropriate to cause the Alternative Second Merger to constitute a tax-free reorganization for United States federal income tax purposes within the meaning of Section 368 of the Code.

               (b) The parties hereto acknowledge that, in the absence of regulatory constraints under the 1935 Act, it would be preferable to effect the Second Merger and for the Alternative Second Merger not to be effected. Accordingly, if at the time all other conditions to the parties' respective obligations to consummate this Agreement have been satisfied or waived, the 1935 Act has been, or subject only to the passage of time up to the time specified in Section 9.1(b)(ii) will be, repealed, amended or interpreted by order of the SEC in relevant manner to permit the Second Merger and subsequent exemption from registration for SCANA, the parties shall effect the Second Merger.

               Section 1.3 Effective Time of the Mergers. On the Closing Date (as defined in Section 3.1) (a) articles of merger complying with the requirements of the relevant provisions of the SCBC Act shall be executed and filed with the Secretary of State of the State of South Carolina with respect to the First Merger and (b) articles of merger complying with the requirements of the relevant provisions of the SCBC Act and the NCBC Act shall be executed and filed with the Secretary of State of the State of South Carolina and of North Carolina, respectively, with respect to the Second Merger. The First Merger shall become effective upon filing the articles of merger relating thereto or upon such later date as is agreed upon by the parties and specified in such articles of merger (the "Effective Time of the First Merger"). The Second Merger shall become effective upon filing the articles of merger relating thereto or upon such later date as is agreed upon by the parties and specified in such articles of merger (the "Effective Time of the Second Merger"); provided, that the Effective Time of the First Merger will occur immediately prior to the Effective Time of the Second Merger.

               Section 1.4 Effects of the Merger (a) At the Effective Time of the First Merger, (i) the articles of incorporation of SCANA, as in effect immediately prior to the First Merger, will be the articles of incorporation of SCANA, as the surviving corporation in the First
Merger, until thereafter amended as provided by law and such articles of incorporation, and (ii) the bylaws of SCANA, as in effect immediately prior to the First Merger, will be the bylaws of SCANA, as the surviving corporation in the First Merger, until thereafter amended as provided by law, the articles of incorporation of SCANA and such bylaws. Subject to the foregoing, the additional effects of the First Merger shall be as provided in the applicable provisions of the SCBC Act.

               (b) At the Effective Time of the Second Merger, (i) the charter of New Sub II, as in effect immediately prior to the Second Merger will be the charter of the Surviving Corporation until thereafter amended as provided by law and such charter, and (ii) the by-laws of New Sub II, as in effect immediately prior to the Second Merger, shall be the bylaws of the Surviving Corporation until thereafter amended as provided by law, the charter of the Surviving Corporation and such bylaws. Subject to the foregoing, the additional effects of the Second Merger shall be as provided in the applicable provisions of the SCBC Act and the NCBC Act.

                                 ARTICLE II

                            TREATMENT OF SHARES

               Section 2.1 Effect on the Capital Stock of SCANA. As of the Effective Time of the First Merger, by virtue of the First Merger and without any action on the part of any holder of SCANA Common Stock (as hereinafter defined):

               (a) Cancellation of New Sub I Shares. Each share of common stock, without par value, of New Sub I issued and outstanding immediately prior to the Effective Time of the First Merger will automatically be canceled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

               (b) Cancellation of SCANA Treasury Stock and Sub-Owned Stock. Each share of common stock, without par value, of SCANA ("SCANA Common Stock") that is owned by SCANA or by any wholly-owned subsidiary of SCANA or by PSNC or any wholly-owned subsidiary of PSNC will automatically be canceled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

               (c) Conversion of SCANA Common Stock. Subject to the provisions of Section 2.3(d) hereof, each issued and outstanding share of SCANA Common Stock (other than shares of SCANA Common Stock to be canceled in accordance with Section 2.1(b)) will be converted into either (x) $30.00 in cash (the "SCANA Cash Consideration") or (y) 1.0 (the "SCANA Exchange Ratio") fully paid and non-assessable shares of SCANA Common Stock (the "SCANA Stock Consideration" and, together with the SCANA Cash Consideration, the "SCANA Merger Consideration"), in each case as the holder thereof shall have elected or be deemed to have elected, in accordance with Section 2.1(e).

               (d) Allocation. Notwithstanding anything in this Agreement to the contrary, the aggregate amount of cash to be issued to shareholders of SCANA as consideration in the First Merger shall be equal to $700,000,000 less the sum of (i) the aggregate value of the PSNC Cash Consideration (as defined in Section 2.2(c)) to be issued in the Second Merger as determined pursuant to Section 2.2(d) and (ii) the aggregate value of cash issued in lieu of fractional shares pursuant to Section 2.3(d) (the "SCANA Cash Amount"). As used in this Agreement, the "SCANA Cash Number" shall mean the aggregate number of shares of SCANA Common Stock to be converted into the right to receive the SCANA Cash Consideration in the First Merger, which will be equal to the SCANA Cash Amount divided by $30.00. The number of shares of SCANA Common Stock to be converted into the right to receive SCANA Stock Consideration in the First Merger (the "SCANA Stock Number") will be equal to (x) the number of shares of SCANA Common Stock issued and outstanding immediately prior to the Effective Time of the First Merger (ignoring for this purpose any SCANA Common Stock held as treasury shares and canceled pursuant to Section 2.1(b)) less (y) the sum of (A) the SCANA Cash Number and (B) the aggregate number of shares of SCANA Common Stock to be exchanged for cash pursuant to
Section 2.3(d). Notwithstanding anything to the contrary herein, SCANA will have the option to change the SCANA Cash Number and the SCANA Stock Number to more closely follow the actual elections of SCANA shareholders pursuant to this Section 2.1, so long as such modification to the SCANA Cash Number and the SCANA Stock Number does not prevent the conditions set forth in Sections 8.2(e) and 8.3(e) from being satisfied.

               (e) Election. Subject to allocation in accordance with the provisions of this Section 2.1, each record holder of shares of SCANA Common Stock (other than shares to be canceled in accordance with Section 2.1(b)) issued and outstanding immediately prior to the Election Deadline (as defined in Section 2.3(b)(i)) will be entitled, in accordance with
Section 2.3(b), (i) to elect to receive in respect of each such share (A) SCANA Cash Consideration (a "SCANA Cash Election") or (B) SCANA Stock Consideration (a "SCANA Stock Election") or (ii) to indicate that such record holder has no preference as to the receipt of SCANA Cash Consideration or SCANA Stock Consideration for all such shares held by such holder (a "SCANA Non-Election"); provided, however, that, at the option of SCANA exercised no later than the day prior to the Election Deadline, all record holders of SCANA Common Stock who (x) own less than 100 shares of SCANA Common Stock or (y) elect to receive SCANA Stock Consideration in respect of less than 100 shares of SCANA Common Stock (all such shares being herein referred to as the "SCANA Deminimis Shares") will be deemed to have elected to receive SCANA Cash Consideration. Shares of SCANA Common Stock in respect of which a SCANA Non-Election is made or as to which no election is made (collectively, "SCANA Non-Election Shares") shall be deemed by SCANA to be shares in respect of which SCANA Cash Elections or SCANA Stock Elections have been made, as SCANA shall determine.

               (f) Allocation of SCANA Cash Election Shares. In the event that the aggregate number of shares in respect of which SCANA Cash Elections have been made or are deemed to have been made in accordance with the provision at the end of the first sentence of Section 2.1(e) (the "SCANA Cash Election Shares") exceeds the SCANA Cash Number, all shares of SCANA Common Stock in respect of which SCANA Stock Elections have been made (the "SCANA Stock Election Shares") and all SCANA Non-Election Shares will be converted into the right to receive SCANA Stock Consideration (and cash in lieu of fractional interests in accordance with Section 2.3(d)), and SCANA Cash Election Shares will be converted into the right to receive SCANA Cash Consideration or SCANA Stock Consideration in the following manner:

                      (i) all SCANA Deminimis Shares will be converted into the right to receive SCANA Cash Consideration;

                      (ii) the number of SCANA Cash Election Shares, other than SCANA Deminimis Shares, covered by each Form of Election (as defined in Section 2.3(b)(i)) to be converted into SCANA Cash Consideration will be determined by multiplying the number of SCANA Cash Election Shares covered by such Form of Election by a fraction, (A) the numerator of which is the SCANA Cash Number less the number of SCANA Deminimis Shares and (B) the denominator of which is the aggregate number of SCANA Cash Election Shares less the number of SCANA Deminimis Shares, rounded down to the nearest whole number; provided, however, that, if as a result of such proration, any holder of SCANA Cash Election Shares would, but for this proviso, receive less than 100 shares of SCANA Common Stock in accordance with Section 2.1(f)(iii), all SCANA Cash Election Shares held by such holders (the "SCANA Non-Prorated Cash Shares") will be converted into SCANA Cash Consideration and the remaining SCANA Cash Election Shares to be converted into SCANA Cash Consideration will be determined by multiplying the number of SCANA Cash Election Shares covered by such Form of Election by a fraction, (x) the numerator of which is the SCANA Cash Number less the sum of the number of SCANA Deminimis Shares and SCANA Non-Prorated Cash Shares and (y) the denominator of which is the aggregate number of SCANA Cash Election Shares less the sum of the number of SCANA Deminimis Shares and SCANA Non-Prorated Cash Shares, rounded down to the nearest whole number; provided, further, that, if the number of SCANA Non-Prorated Cash Shares exceeds the difference between the SCANA Cash Number and the number of SCANA Deminimis Shares, SCANA Non-Prorated Cash Shares will be converted into SCANA Cash Consideration by selecting, by lottery or such other method as determined by SCANA, from among the record holders of SCANA Non-Prorated Cash Shares a sufficient number of such holders (the "SCANA Cash Designees") such that the number of SCANA Cash Election Shares held by SCANA Cash Designees will, when added to SCANA Deminimis Shares, be equal as closely as practicable to the SCANA Cash Number, and all such SCANA Cash Election Shares held by such SCANA Cash Designees will be converted into the right to receive SCANA Cash Consideration; provided, however, that no such SCANA Cash Designee shall receive both SCANA Stock Consideration and SCANA Cash Consideration for such holder's SCANA Common Stock and that SCANA may, in accordance with Section 2.1(d), change the SCANA Cash Number and the SCANA Stock Number in order to meet this requirement; and

                      (iii) all SCANA Cash Election Shares not converted into SCANA Cash Consideration in accordance with Section 2.1(f)(i) or (ii) will be converted into the right to receive SCANA Stock Consideration (and cash in lieu of fractional interests in accordance with Section 2.3(d)).

               (g) Allocation of SCANA Stock Election Shares. In the event that the aggregate number of SCANA Stock Election Shares exceeds the SCANA Stock Number, all SCANA Cash Election Shares and all SCANA Non-Election Shares (together, the "SCANA Cash Shares") will be converted into the right to receive SCANA Cash Consideration, and all SCANA Stock Election Shares will be converted into the right to receive SCANA Cash Consideration or SCANA Stock Consideration in the following manner:

                      (i) the number of SCANA Stock Election Shares covered by each Form of Election to be converted into SCANA Cash Consideration will be determined by multiplying the number of SCANA Stock Election Shares covered by such Form of Election by a fraction, (A) the numerator of which is the SCANA Cash Number less the number of SCANA Cash Shares and (B) the denominator of which is the aggregate number of SCANA Stock Election Shares, rounded down to the nearest whole number; and

                      (ii) all SCANA Stock Election Shares not converted into SCANA Cash Consideration in accordance with Section 2.1(g)(i) will be converted into the right to receive SCANA Stock
        Consideration (and cash in lieu of fractional interests in accordance with Section 2.3(d)).

               (h) No Allocation. In the event that neither Section 2.1(f) nor Section 2.1(g) is applicable, all SCANA Cash Election Shares will be converted into the right to receive SCANA Cash Consideration, all SCANA Stock Election Shares will be converted into the right to receive SCANA Stock Consideration (and cash in lieu of fractional interests in accordance with Section 2.3(d)) and SCANA Non-Election Shares will be converted into the right to receive SCANA Cash Consideration or SCANA Stock Consideration (and cash in lieu of fractional interests in accordance with Section 2.3(d)) as SCANA shall determine.

               (i) Computations. The Exchange Agent (as defined in Section 2.3(a)), in consultation with SCANA and PSNC, will make all computations to give effect to this Section 2.1.

               (j) Cancellation of Shares. As of the Effective Time of the First Merger, all such shares of SCANA Common Stock will no longer be outstanding and automatically be cancelled and retire and will cease to exist and each holder of a certificate formerly representing any such shares of SCANA Common Stock (a "SCANA Certificate") will cease to have any rights with respect thereto, except the right to receive SCANA Merger Consideration and any additional cash in lieu of fractional shares of SCANA Common Stock to be issued or paid in consideration therefor upon surrender of such SCANA Certificate in accordance with Section 2.3, without interest.

               Section 2.2 Effect on the Capital Stock of PSNC of the Second Merger. As of the Effective Time of the Second Merger, by virtue of the Second Merger and without any action on the part of any holder of PSNC Common Stock (as hereinafter defined):

               (a) Conversion of New Sub II Shares. Each share of common stock, without par value, of New Sub II issued and outstanding immediately prior to the Effective Time of the Second Merger will remain outstanding unaffected by the Second Merger, with the result that the Surviving Corporation will remain a wholly-owned subsidiary of SCANA.

               (b) Cancellation of PSNC Treasury Stock and Sub-Owned Stock. Each share of common stock, par value $1.00 per share, of PSNC (the "PSNC Common Stock"), together with the associated purchase rights (the "PSNC Rights") issued pursuant to the Rights Agreement, dated as of April 9, 1997, between PSNC and First Union National Bank of North Carolina, as rights agent (the "PSNC Rights Agreement"), that is owned by PSNC or by any wholly-owned subsidiary of PSNC or by SCANA or any wholly-owned subsidiary of SCANA, will automatically be canceled and retired and cease to exist, and no consideration will be delivered in exchange therefor. Throughout this Agreement, the term PSNC Common Stock refers to PSNC Common Stock together with the associated PSNC Rights.

               (c) Conversion of PSNC Common Stock. Subject to the provisions of Section 2.3(d) hereof, each issued and outstanding share of PSNC Common Stock (other than shares of PSNC Common Stock canceled in accordance with Section 2.2(b)) will be converted into (x) $33.00 in cash (the "PSNC Cash Consideration"), (y) a number of fully paid, non-assessable shares of SCANA Common Stock equal to the PSNC Exchange Ratio (as defined below) (the "PSNC Stock Consideration"), or (z) a combination of PSNC Cash Consideration and PSNC Stock Consideration determined in accordance with
Section 2.2(e) (collectively, the "PSNC Merger Consideration"). The "PSNC Exchange Ratio" shall be equal to $33.00 divided by either (i) the Average Price of SCANA Common Stock if such Average Price is no greater than $32.40 and no less than $22.75, (ii) $32.40 if the Average Price of SCANA Common Stock is greater than $32.40, in which case the Exchange Ratio shall equal
1.02 or (iii) $22.75 if the Average Price of SCANA Common Stock is less than $22.75, in which case the Exchange Ratio shall equal 1.45. "Average Price" means the average of the closing prices as reported in The Wall Street Journal's New York Stock Exchange Composite Transactions Reports for each of the 20 consecutive Trading Days in the period ending on the Election Deadline. "Trading Day" means a day on which the New York Stock Exchange, Inc. is open for trading.

               (d) Cash Election. Subject to the immediately following sentence, each record holder of shares of PSNC Common Stock immediately prior to the Effective Time shall be entitled to elect to receive cash for all or any part of such PSNC Common Stock (a "PSNC Cash Election"). Notwithstanding the foregoing, the aggregate number of shares of PSNC Common Stock that may be converted into the right to receive cash consideration (the "PSNC Cash Election Number") shall not exceed an amount determined by dividing (A) the dollar number equal to (i) one-half the product of (x) $33.00 multiplied by (y) the aggregate number of shares of PSNC Common Stock outstanding at 5:00 p.m. Eastern Time on the second day prior to the Effective Time less (ii) any dollar amount as reasonably determined pursuant to Section 2.2(g) by LeBoeuf, Lamb, Greene & MacRae, L.L.P. ("LLG&M"), counsel to SCANA, and Skadden, Arps, Slate, Meagher & Flom LLP ("SASM&F"), counsel to PSNC, and less (iii) the aggregate dollar amount of cash paid to the holders of the PSNC Options (as defined in Section 2.3(k)) pursuant to Section 2.3(k), by (B) $33.00. To the extent not covered by a properly given PSNC Cash Election, all shares of PSNC Common Stock issued and outstanding immediately prior to the Effective Time shall, except as provided in Section 2.2(a), be converted solely into shares of SCANA Common Stock.

               (e) Cash Election Shares. If the aggregate number of shares of PSNC Common Stock covered by PSNC Cash Elections (the "PSNC Cash Election Shares") exceeds the PSNC Cash Election Number, each PSNC Cash Election Share shall be converted into (i) the right to receive an amount in cash, without interest, equal to the product of (a) $33.00 and (b) a fraction (the "PSNC Cash Fraction"), the numerator of which shall be the PSNC Cash Election Number and the denominator of which shall be the total number of PSNC Cash Election Shares, and (ii) a number of shares of SCANA Common Stock equal to the product of (a) the PSNC Exchange Ratio and (b) a fraction equal to one minus the PSNC Cash Fraction.

               (f) Computations. The Exchange Agent, in consultation with SCANA and PSNC, will make all computations to give effect to this Section 2.2.

               (g) Adjustment Per Tax Opinion. If, after having made the calculation under Section 2.2(d) (without giving effect to any subtraction permitted by this Section 2.2(g)), the tax opinions referred to in Sections 8.2(e) and 8.3(e) (the "Tax Opinions") cannot be rendered (as reasonably determined by SASM&F and LLG&M), as a result of the Second Merger possibly failing to satisfy continuity-of-interest requirements under applicable federal income tax principles relating to reorganizations described in the Code, then SCANA shall reduce, to the minimum extent necessary to enable the Tax Opinions to be rendered, the amount of cash to be delivered with respect to the PSNC Cash Election Shares and in lieu thereof shall deliver the number of shares of SCANA Common Stock having an aggregate value, based on the Average Price, equal to the amount of such reduction, and the PSNC Cash Election Number shall be appropriately adjusted to give effect to such reduction.

               Section 2.3   Exchange of Certificates.

               (a) Exchange Agent. As of the Effective Time of the First Merger, SCANA will enter into an agreement with such bank or trust as may be designated by SCANA, with the prior consent of PSNC (the "Exchange Agent"), which will provide that SCANA will deposit with the Exchange Agent as of the Effective Time of the First Merger, for the benefit of the holders of shares of SCANA Common Stock and PSNC Common Stock for exchange in accordance with this Article II, through the Exchange Agent, cash equal to the sum of the total aggregate SCANA Cash Consideration and PSNC Cash Consideration and certificates representing the shares of SCANA Common Stock (such cash and such shares of SCANA Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time of the Second Merger and any cash payable in lieu of any fractional shares of SCANA Common Stock, being hereinafter referred to as the "Exchange Fund") issued pursuant to Sections 2.1 and 2.2 in exchange for outstanding shares of SCANA Common Stock and PSNC Common Stock, as the case may be.

               (b)    Exchange Procedures.

                      (i) Not more than 90 days nor fewer than 30 days prior to the Closing Date, the Exchange Agent will mail a form of election (the "Form of Election") to holders of record of shares of SCANA Common Stock and to the holders of record of shares of PSNC Common Stock (as of a record date as close as practicable to the date of mailing and mutually agreed to by PSNC and SCANA). In addition, the Exchange Agent will use its best efforts to make the Form of Election available to the persons (as defined in Section 2.3(f)) who become shareholders of SCANA or PSNC during the period between such record date and the Closing Date. Any election to receive SCANA Merger Consideration contemplated by Section 2.1(e) or PSNC Cash Consideration contemplated by Section 2.2(d) will have been properly made only if the Exchange Agent shall have received at its designated office or offices, by 5:00 p.m., New York City time, on the fifth business day immediately preceding the Closing Date (the "Election Deadline"), a Form of Election properly completed and accompanied by a SCANA Certificate or a PSNC Certificate, as the case may be (together or as applicable, "Certificate(s)") for the shares to which such Form of Election relates, duly endorsed in blank or otherwise acceptable for transfer on the books of SCANA or PSNC, as the case may be (or an appropriate guarantee of delivery), as set forth in such Form of Election. An election may be revoked only by written notice received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Election Deadline. In addition, all elections shall automatically be revoked if the Exchange Agent is notified in writing by SCANA and PSNC that either of the Mergers has been abandoned. If an election is so revoked, the Certificate(s) (or guarantee of delivery, as appropriate) to which such election relates will be promptly returned to the person submitting the same to the Exchange Agent. SCANA shall have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked pursuant to this Article II, and to disregard immaterial defects in Forms of Election. The decision of SCANA (or the Exchange Agent) in such matters shall be conclusive and binding

                      (ii) As soon as reasonably practicable after the Effective Time of the First Merger, with respect to the First Merger, and after the Effective Time of the Second Merger, with respect to the Second Merger (together or as applicable, the "Effective Time"), the Exchange Agent will mail to each holder of record of a Certificate, whose shares of SCANA Common Stock or PSNC Common Stock (collectively, the "Shares") were converted into the right to receive SCANA Merger Consideration or PSNC Merger Consideration (together, the "Merger Consideration") and who failed to return a properly completed Form of Election, (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Exchange Agent and will be in such form and have such other provisions as SCANA and PSNC may specify consistent with this Agreement) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration.

                      (iii) At the Effective Time, with respect to properly made elections in accordance with Section 2.3(b)(i), and upon surrender in accordance with Section 2.3(b)(ii) of a Certificate of cancellation to the Exchange Agent or to such other agent or agents as may be appointed by SCANA and PSNC, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate will be entitled to receive in exchange therefor the Merger Consideration that such holder has the right to receive pursuant to the provisions of this Article II, and the Certificate so surrendered will forthwith be canceled. In the event of a transfer of ownership of Shares that are not registered in the transfer records of SCANA or PSNC, as the case may be, payment may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate is properly endorsed or otherwise in proper form for transfer and the person requesting such issuance pays any transfer or other taxes required by reason of such payment to a person other than the registered holder of such Certificate or establishes to the satisfaction of SCANA and PSNC that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.3, each Certificate will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration that the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of this Article II. No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article II.

               (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to the shares of SCANA Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of SCANA Common Stock represented thereby, and no cash payment in lieu of any fractional shares shall be paid to any such holder pursuant to Section 2.3(d), and all such dividends, other distributions and cash in lieu of fractional shares of SCANA Common Stock shall be paid by SCANA to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with this Article II. Subject to the effect of unclaimed property, escheat and other applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the Certificate representing whole shares of SCANA Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of SCANA Common Stock to which such holder is entitled pursuant to
Section 2.3(d) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of SCANA Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of SCANA Common Stock. SCANA shall make available to the Exchange Agent cash for the foregoing purposes.

               (d) No Fractional Securities. No SCANA Certificates or scrip representing fractional shares of SCANA Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional shares shall not entitle the owner thereof to vote or to any other rights of a holder of SCANA Common Stock. A holder of Shares converted in the Mergers who would otherwise have been entitled to a fractional share of SCANA Common Stock shall be entitled to receive a cash payment (without interest) in lieu of such fractional share in an amount determined by multiplying (i) the fractional share interest to which such holder would otherwise be entitled by (ii) the closing price per share of SCANA Common Stock as reported on the NYSE Composite Transaction Tape on the Closing Date.

               (e) No Further Ownership Rights in PSNC Common Stock. All shares of SCANA Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to this Article II) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificates, subject, however, to any obligation of SCANA or the Surviving Corporation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been authorized or made with respect to shares of PSNC Common Stock or SCANA Common Stock, as the case may be, which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of (i) SCANA of shares of SCANA Common Stock which were outstanding immediately prior to the Effective Time or (ii) the Surviving Corporation of shares of PSNC Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to SCANA, the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Section 2.3, except as otherwise provided by law.

               (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for one year after the Effective Time shall be delivered by the Exchange Agent to SCANA, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to SCANA for payment of their claim for such SCANA Shares or funds to which such holder may be due, subject to applicable law. None of SCANA, PSNC, the Surviving Corporation or the Exchange Agent shall be liable to any person (as defined below) in respect of any such SCANA Shares or funds from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. As used in this Agreement, the term "person" shall mean any natural person, corporation, general or limited partnership, limited liability company, joint venture, trust, association or entity of any kind.

               (g) Investment of Exchange Fund. The Exchange Agent will invest any cash included in the Exchange Fund, as directed by SCANA, with the prior consent of PSNC, on a daily basis. Any interest and other income resulting from such investments will be paid to SCANA.

               (h) Lost Certificates. If any Certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by SCANA or the Surviving Corporation, as the case may be, the posting by such person of a bond in such reasonable amount as SCANA or the Surviving Corporation, as the case may be, may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and, if applicable, any cash in lieu of fractional shares, and unpaid dividends and distributions on shares of SCANA Common Stock, pursuant to this Agreement.

               (i) Certain Adjustments. If, after the date hereof and on or prior to the Closing Date, the outstanding shares of SCANA Common Stock or PSNC Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities is declared thereon with a record date within such period, or any similar event shall occur, the Merger Consideration will be addressed accordingly to provide to the holders of SCANA Common Stock and PSNC Common Stock, respectively, the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend or similar event.

               (j) Withholding Rights. Each of the Surviving Corporation and SCANA shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of SCANA Common Stock or PSNC Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or SCANA, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of SCANA Common Stock or PSNC Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or SCANA, as the case may be.

               (k) PSNC Option Plans. PSNC shall use its best efforts to take all actions necessary and appropriate to provide that, upon the Effective Time of the Second Merger, each outstanding option to purchase shares of PSNC Common Stock or other similar interest (collectively, the "PSNC Options") granted under any of PSNC's stock option plans or under any other plan or arrangement (the "PSNC Option Plans"), whether or not then exercisable or vested, shall be cancelled and, in exchange therefor, each holder of such PSNC Option shall receive an amount in cash in respect thereof equal to the product of (i) the excess, if any, of the PSNC Cash Consideration over the per share exercise price thereof and (ii) the number of shares of PSNC Common Stock subject thereto (such payment to be net of applicable withholding taxes). Prior to the Effective Time, PSNC shall take all action necessary and appropriate so that the PSNC Option Plans terminate as of the Effective Time of the Second Merger.

                                ARTICLE III

                                THE CLOSING

               Section 3.1 Closing. The closing of the Merger (the "Closing") shall take place at the offices of SASM&F, 919 Third Avenue, New York, New York 10022 at 10:00 A.M., local time, on the second business day immediately following the date on which the last of the conditions set forth in Article VIII hereof is fulfilled or waived, or at such other time, date and place as PSNC and SCANA shall mutually agree (the "Closing Date").

                                 ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PSNC

               PSNC represents and warrants to SCANA as follows:

               Section 4.1 Organization and Qualification. Except as set forth in Section 4.1 of the schedule delivered by PSNC on the date hereof (the "PSNC Disclosure Schedule"), PSNC and each PSNC Subsidiary (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority, and has been duly authorized by all necessary approvals and orders to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify could not reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise), results of operations or prospects of PSNC and the PSNC Subsidiaries taken as a whole (a "PSNC Material Adverse Effect"). As used in this Agreement, (a) the term "Subsidiary" of a person shall mean any corporation or other entity (including partnerships and other business associations) of which at least a majority of the voting power represented by the outstanding capital stock or other voting securities or interests having voting power under ordinary circumstances to elect directors or similar members of the governing body of such corporation or entity shall at the time be held, directly or indirectly, by such person, and (b) the term "PSNC Subsidiary" shall mean a Subsidiary of PSNC.

               Section 4.2 Subsidiaries. Section 4.2(a) of the PSNC Disclosure Schedule sets forth a list as of the date hereof of (a) all of the PSNC Subsidiaries and (b) all other entities in which PSNC has an aggregate equity investment in excess of $3 million (the "PSNC Associates"), as well as a brief description of the principal line or lines of business conducted by each such PSNC Associate, and a list of any existing agreements requiring PSNC or any of the PSNC Subsidiaries to make any additional material investment in, or loan or capital contribution to, or guarantee any obligation of, such PSNC Associates. Except as set forth in Section 4.2(b) of the PSNC Disclosure Schedule, all of the issued and outstanding shares of capital stock of each PSNC Subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned, directly or indirectly, by PSNC free and clear of any liens, claims, encumbrances, security interests, charges and options of any nature whatsoever and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such PSNC Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment.

               Section 4.3 Capitalization. As of the date hereof, the authorized capital stock of PSNC consists of 30,000,000 shares of PSNC Common Stock, 1,500,000 shares of Cumulative Preferred Stock, issuable in series, par value $25.00 per share (the "PSNC Preferred Stock"), and 250,000 shares of Cumulative Preference Stock, issuable in series, par value $25.00 per share (the "PSNC Preference Stock"). At the close of business on December 31, 1998, (i) approximately 20,377,579 shares of PSNC Common Stock were issued and outstanding, (ii) no shares of PSNC Preferred Stock were issued and outstanding, (iii) no shares of PSNC Preference Stock were issued and outstanding and (iv) no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which shareholders may vote ("Voting Debt"), were issued or outstanding. As of the date hereof, all outstanding shares of PSNC Common Stock are validly issued, fully paid and nonassessable and are not subject to preemptive rights. As of the Closing Date, all outstanding shares of PSNC Common Stock will be validly issued, fully paid and nonassessable and will not be subject to preemptive rights. As of the date of this Agreement, except as set forth in Section 4.3(b) of the PSNC Disclosure Schedule or pursuant to this Agreement, there are no options, warrants, calls, rights, commitments or agreements of any character to which PSNC or any material PSNC Subsidiary is a party or by which it is bound obligating PSNC or any material PSNC Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt of PSNC or any material PSNC Subsidiary or obligating PSNC or any material PSNC Subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Except as set forth in Section 4.3(c) of the PSNC Disclosure Schedule, at the Effective Time, there will be no option, warrant, call, right, commitment or agreement obligating PSNC or any material PSNC Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or any Voting Debt of PSNC or any material PSNC Subsidiary, or obligating PSNC or any material PSNC Subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

               Section 4.4 Authority; Non-Contravention; Statutory Approvals; Compliance.

               (a) Authority. PSNC has all requisite power and authority to enter into this Agreement and, subject to the receipt of the PSNC Shareholders' Approval (as defined in Section 4.14) and the PSNC Required Statutory Approvals (as defined in Section 4.4(c)), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by PSNC of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of PSNC, subject to obtaining the PSNC Shareholders' Approval. This Agreement has been duly and validly executed and delivered by PSNC and, assuming the due authorization, execution and delivery hereof by the other signatories hereto, constitutes the valid and binding obligation of PSNC enforceable against it in accordance with its terms.

               (b) Non-Contravention. Except as set forth in Section 4.4(b)(i) of the PSNC Disclosure Schedule, the execution and delivery of this Agreement by PSNC does not, and the consummation of the transactions contemplated hereby shall not, in any respect, violate, conflict with or result in a material breach of any provision of, or constitute a material default (with or without notice or lapse of time or both) under, or result in the termination or modification of, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any material lien, security interest, charge or encumbrance upon any of the properties or assets of PSNC or any of the PSNC Subsidiaries (any such violation, conflict, breach, default, right of termination, modification, cancellation or acceleration, loss or creation, is referred to herein as a "Violation" with respect to PSNC and such term when used in Article V has a correlative meaning with respect to SCANA) pursuant to any provisions of (i) the charters, by-laws, joint venture agreements or similar governing documents of PSNC or any of the PSNC Subsidiaries, (ii) subject to obtaining the PSNC Required Statutory Approvals and the receipt of the PSNC Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority (as defined in Section 4.4(c)) applicable to PSNC or any of the PSNC Subsidiaries or any of their respective properties or assets or (iii) subject to obtaining the third-party consents set forth in Section 4.4(b)(ii) of the PSNC Disclosure Schedule (the "PSNC Required Consents"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which PSNC or any of the PSNC Subsidiaries is a party or by which they or any of their properties or assets may be bound or affected, except in the case of clause (ii) or (iii) above for any such Violation which could not reasonably be expected to have a PSNC Material Adverse Effect.

               (c) Statutory Approvals. No declaration, filing or registration with, or notice to or authorization, consent or approval of, any court, federal, state, local or foreign governmental or regulatory body (including a stock exchange or other self-regulatory body) or authority (each, a "Governmental Authority") is necessary for the execution and delivery of this Agreement by PSNC or the consummation by PSNC of the transactions contemplated hereby except as described in Section 4.4(c) of the PSNC Disclosure Schedule (the "PSNC Required Statutory Approvals"). References in this Agreement to "obtaining" such PSNC Required Statutory Approvals shall mean making such declarations, filings or registrations, giving such notices; obtaining such authorizations, consents or approvals, and having such waiting periods expire as are necessary to avoid a violation of law.

               (d) Compliance. Except as set forth in Section 4.4(d)(i),
Section 4.7, Section 4.10, Section 4.11 and Section 4.12 of the PSNC Disclosure Schedule, or as disclosed in the PSNC SEC Reports (as defined in Section 4.5) filed prior to the date hereof, neither PSNC nor any of the PSNC Subsidiaries is in violation of, is, to the knowledge of PSNC, under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental, health and safety law, ordinance or regulation) of any Governmental Authority, except for possible violations which individually or in the aggregate could not reasonably be expected to have a PSNC Material Adverse Effect. Except as set forth in Section 4.4(d)(ii) and
Section 4.12 of the PSNC Disclosure Schedule, or as expressly disclosed in the PSNC SEC Reports, PSNC and the PSNC Subsidiaries have all permits, licenses, franchises and other governmental authorizations, consents and approvals (the "Licenses") necessary to conduct their businesses as presently conducted which are material to the operation of the businesses of PSNC and the PSNC Subsidiaries. All material restrictions and limitations on those Licenses requested or required by any utility regulator are disclosed in the PSNC SEC Reports or in Section 4.4 of the PSNC Disclosure Schedule. All such Licenses are in full force and effect, and there is no proceeding or investigation pending or, to the knowledge of PSNC, threatened that could reasonably be expected to lead to the revocation, amendment, failure to renew, material limitation, suspension or material restriction of any such License. Except as set forth in Section 4.4(d)(iii) of the PSNC Disclosure Schedule, each of PSNC and the PSNC Subsidiaries is not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with the lapse of time or action by a third party, could result in a default by PSNC or any PSNC Subsidiary under (i) their respective charter or by-laws or (ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which PSNC or any PSNC Subsidiary is bound or to which any of their respective property is subject, except for possible violations, breaches or defaults which individually or in the aggregate could not reasonably be expected to have a PSNC Material Adverse Effect.

               Section 4.5 Reports and Financial Statements. All material filings required to be made by PSNC and the PSNC Subsidiaries since January 1, 1993 under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the 1935 Act, the Federal Power Act (the "Power Act") and applicable state public utility laws and regulations have been filed with the SEC, the Federal Energy Regulatory Commission (the "FERC"), or the appropriate state public utilities commission, as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statutes and the rules and regulations thereunder. PSNC has made available to SCANA a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed with the SEC by PSNC pursuant to the requirements of the Securities Act or Exchange Act since January 1, 1993 (as such documents have since the time of their filing been amended, the "PSNC SEC Reports"). As of their respective dates, the PSNC SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of PSNC included in the PSNC SEC Reports (collectively, the "PSNC Financial Statements") have been prepared in accordance with generally accepted accounting principles ("GAAP"), as applied to a regulated utility (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present the financial position of PSNC as of the dates thereof and the results of its operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments. True, accurate and complete copies of the charter and by-laws of PSNC, as in effect on the date hereof, are included (or incorporated by reference) in the PSNC SEC Reports.

               Section 4.6 Absence of Certain Changes or Events. Except as disclosed in the PSNC SEC Reports filed prior to the date hereof or as set forth in Section 4.6 of the PSNC Disclosure Schedule, since December 31, 1997, PSNC and each of the PSNC Subsidiaries have conducted their respective businesses only in the ordinary course of business consistent with past practice and there has not been (a) any change that has had or that could reasonably be expected to have a PSNC Material Adverse Effect,
(b) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of PSNC's outstanding capital stock (other than regular quarterly cash dividends in accordance with PSNC's present dividend policy), (c) any split, combination or reclassification of any of its outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, (d) any entry by PSNC or any of the PSNC Subsidiaries into any employment, severance, change-of-control, termination or similar agreement with any officer, director or other employee, or any increase in the severance or termination benefits payable to any director, officer or other employee of PSNC or any of the PSNC Subsidiaries, (e) any increase in the compensation or benefits not described in subsection (d) above other than increases made in the ordinary course of business consistent with past practice, or (f) any change in the method of accounting or policy used by PSNC or any of the PSNC Subsidiaries and disclosed in the financial statements included in the PSNC SEC Reports.

               Section 4.7 Litigation. Except as disclosed in the PSNC SEC Reports filed prior to the date hereof or as set forth in Section 4.7,
Section 4.9, Section 4.11 or Section 4.12 of the PSNC Disclosure Schedule,
(a) there are no claims, suits, actions or proceedings before any court, governmental department, commission, agency, instrumentality or authority or any arbitrator, pending or, to the knowledge of PSNC, threatened, nor are there, to the knowledge of PSNC, any investigations or reviews by any court, governmental department, commission, agency, instrumentality or authority or any arbitrator pending or threatened against, relating to or affecting PSNC or any of the PSNC Subsidiaries which would have a PSNC Material Adverse Effect, (b) there have not been any significant developments since December 31, 1997 with respect to such disclosed claims, suits, actions, proceedings, investigations or reviews that would have a PSNC Material Adverse Effect and (c) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to PSNC or any of the PSNC Subsidiaries except for such that could not reasonably be expected to have a PSNC Material Adverse Effect.

               Section 4.8 Registration Statement and Proxy Statement. None of the information supplied or to be supplied by or on behalf of PSNC for inclusion or incorporation by reference in (a) the registration statement on Form S-4 to be filed with the SEC by SCANA in connection with the issuance of shares of SCANA Common Stock in the Merger (the "Registration Statement") will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the joint proxy statement, in definitive form, relating to the SCANA Meeting (as defined in Section 7.4(a)) and the PSNC Meeting (as defined in Section 7.4(b)) to be held in connection with the Merger (the "Proxy Statement") will, at the dates mailed to shareholders and at the times of such meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy Statement shall comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

               Section 4.9   Tax Matters.

               "Tax(es)," as used in this Agreement, means any federal, state, county, local or foreign taxes, charges, fees, levies, or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, windfall profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or other taxes or similar charges imposed by any Governmental Authority, whether imposed directly on a person or resulting under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract or otherwise and includes any interest and penalties (civil or criminal) on or additions to any such taxes or in respect of a failure to comply with any requirement relating to any Tax Return and any expenses incurred in connection with the determination, settlement or litigation of any tax liability. "Tax Return," as used in this Agreement, means a report, return or other information required to be supplied to a Governmental Authority with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes PSNC or any of the PSNC Subsidiaries, on the one hand, or SCANA or any of the SCANA Subsidiaries, on the other hand. "Tax Rulings," as used in this Agreement, shall mean a written ruling of a taxing authority relating to Taxes. "Closing Agreement," as used in this Agreement, shall mean a written and legally binding agreement with a taxing authority relating to Taxes. Except as disclosed in Section 4.9 of the PSNC Disclosure Schedule:

               (a) Filing of Timely Tax Returns. PSNC and each of the PSNC Subsidiaries have filed all Tax Returns required to be filed by each of them under applicable law. All Tax Returns were in all material respects (and, as to Tax Returns not filed as of the date hereof, will be) true, complete and correct and filed on a timely basis.

               (b) Payment of Taxes. PSNC and each of the PSNC Subsidiaries have, within the time and in the manner prescribed by law, paid (and until the Closing Date will pay within the time and in the manner prescribed by law) all Taxes that are currently due and payable, except for those Taxes contested in good faith and for which adequate reserves have been taken.

               (c) Tax Reserves. PSNC and the PSNC Subsidiaries have established (and until the Closing Date will maintain) on their books and records reserves adequate to pay all Taxes and reserves for deferred income taxes in accordance with GAAP.

               (d) Tax Liens. There are no Tax liens upon the assets of PSNC or any of the PSNC Subsidiaries except liens for Taxes not yet due.

               (e) Extensions of Time for Filing Tax Returns. Neither PSNC nor any of the PSNC Subsidiaries has requested any extension of time within which to file any Tax Return which Tax Return has not since been filed.

               (f) Waivers of Statute of Limitations. Neither PSNC nor any of the PSNC Subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

               (g) Expiration of Statute of Limitations. The statute of limitations for the assessment of all Taxes has expired for all applicable Tax Returns of PSNC and each of the PSNC Subsidiaries or those Tax Returns have been examined by the appropriate taxing authorities for all periods through September 30, 1997, and no deficiency for any Taxes has been proposed, asserted or assessed against PSNC or any of the PSNC Subsidiaries that has not been resolved and paid in full.

               (h) Audit, Administrative and Court Proceedings. No audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of PSNC or any of the PSNC Subsidiaries and no issue has been raised in writing by any Tax authority in connection with any Tax or Tax Return.

               (i) Tax Rulings. Neither PSNC nor any of the PSNC
Subsidiaries has received a Tax Ruling or entered into a Closing Agreement with any taxing authority that would have a continuing effect after the Closing Date.

               (j) Availability of Tax Returns. PSNC and the PSNC Subsidiaries have made available to SCANA complete and accurate copies, covering all open years, of (i) all Tax Returns, and any amendments thereto, filed by PSNC or any of the PSNC Subsidiaries, (ii) all audit reports received from any taxing authority relating to any Tax Return filed by PSNC or any of the PSNC Subsidiaries and (iii) any Closing Agreements entered into by PSNC or any of the PSNC Subsidiaries with any taxing authority.

               (k) Tax-Sharing Agreements. Except as disclosed in Section 4.9(k) of PSNC Disclosure Schedule, there are no agreements relating to the allocation or sharing of Taxes between or among PSNC and any of the PSNC Subsidiaries.

               (l) Code Section 341(f). Neither PSNC nor any of the PSNC Subsidiaries has filed a consent pursuant to Code Section 341(f) or has agreed to have Code Section 341(f)(2) apply to any disposition of a subsection (f) asset (as such term is defined in Code Section 341(f)(4)) owned by PSNC or any of the PSNC Subsidiaries.

               (m) Code Section 168. No property of PSNC or any of the PSNC Subsidiaries is property that PSNC or any such Subsidiary or any party to this transaction is or will be required to treat as being owned by another person pursuant to the provisions of Code Section 168(f)(8) (as in effect prior to its amendment by the Tax Reform Act of 1986) or is tax-exempt use property within the meaning of Code Section 168.

               (n) Code Section 481 Adjustments. Neither PSNC nor any of the PSNC Subsidiaries is required to include in income any adjustment pursuant to Code Section 481(a) by reason of a voluntary change in accounting method initiated by PSNC or any of the PSNC Subsidiaries, and, to the best of the knowledge of PSNC, the Internal Revenue Service (the "IRS") has not proposed any such adjustment or change in accounting method.

               (o) Code Section 6662. PSNC and the PSNC Subsidiaries have or had made adequate disclosure (within the meaning of Section 6662 of the Code) for all transactions that could give rise to an understatement of federal income tax (within the meaning of Section 6662 of the Code) for all Tax Returns for which the applicable statute of limitations has not expired.

               (p) Indebtedness. No indebtedness of PSNC or any of the PSNC Subsidiaries is (i) "corporate acquisition indebtedness" within the meaning of Code Section 279(b) or (ii) exempt facility bonds described in Code
Section 142 or industrial development bonds described in Section 103 of the Internal Revenue Code of 1954, as amended, prior to the enactment of the Tax Reform Act of 1986.

               (q) Intercompany Transactions. Neither PSNC nor any of the PSNC Subsidiaries has engaged in any intercompany transactions within the meaning of Treasury Regulations Section 1.1502-13 for which any income or gain will remain unrecognized as of the close of the last taxable year prior to the Closing Date.

               (r) Liability for Others. Neither PSNC nor any of the PSNC Subsidiaries has any liability for Taxes of any person other than PSNC and the PSNC Subsidiaries (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, (ii) by contract or (iii) otherwise.

               (s) Foreign Tax Returns. Neither PSNC nor any of the PSNC Subsidiaries is required to file a foreign tax return.

               (t) Section 897(c). To the best knowledge of PSNC, no person owns more than 5% of the PSNC Common Stock.

               Section 4.10  Employee Matters; ERISA.

               (a) Section 4.10(a) of the PSNC Disclosure Schedule sets forth a true and complete list of each employee benefit plan, arrangement or agreement, including, but not limited to, any employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and each employment, severance, deferred compensation or similar agreement, that is maintained or contributed to as of the date of this Agreement (the "PSNC Plans") by PSNC or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), which together with PSNC would be deemed a "single employer" within the meaning of Section 4001 of ERISA, for the benefit of any current or former employee, officer, director or independent contractor of PSNC.

               (b) PSNC has heretofore delivered to SCANA true and complete copies of each of the PSNC Plans and all related documents, including but not limited to (i) the actuarial report for such PSNC Plan (if applicable) for each of the last two years, (ii) the most recent determination letter from the IRS (if applicable) for such PSNC Plan and (iii) the financial statements for the last two completed years and the most recent quarter.

               (c) Except as set forth in Section 4.10(c) of the PSNC Disclosure Schedule, (i) each of the PSNC Plans has been operated and administered in all material respects with applicable law, including but not limited to ERISA and the Code, (ii) each of the PSNC Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received an advance determination letter from the IRS to such effect and PSNC knows of no event that could reasonably be expected to cause the disqualification of any such PSNC Plan , (iii) with respect to each PSNC Plan that is subject to Title IV of ERISA, the present value of such PSNC Plan's "accumulated benefit obligation," based upon the actuarial assumptions set forth in PSNC's Form 10-K for the fiscal year ended September 30, 1998, did not, as of its then latest valuation date, exceed the fair value of the assets of such PSNC Plan allocable to such obligation, (iv) no PSNC Plan provides welfare benefits (whether or not insured) with respect to current or former employees of PSNC beyond their retirement or other termination of service, other than coverage mandated by applicable law or benefits the full cost of which is borne by the current or former employee (or his beneficiary), (v) no liability under Title IV of ERISA or Section 412 of the Code has been incurred (directly or indirectly) by PSNC or an ERISA Affiliate that has not been satisfied in full, (vi) no PSNC Plan is a "multiemployer pension plan," as such term is defined in
Section 3(37) of ERISA, or a plan described in Section 4063 of ERISA, (vii) all contributions or other amounts payable by PSNC or any ERISA Affiliate as of the Effective Time with respect to each PSNC Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code, (viii) neither PSNC nor an ERISA Affiliate has engaged in a transaction in connection with which PSNC, the PSNC Subsidiaries or any ERISA Affiliate would be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code, and
(ix) there are no pending, anticipated or, to the best knowledge of PSNC, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the PSNC Plans or any trusts related thereto or against any employee benefit plan formerly maintained by PSNC or the PSNC Subsidiaries.

               (d) Except as set forth in Section 4.10(d) of the PSNC Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment becoming due to any director or any employee of PSNC, (ii) materially increase any benefits otherwise payable under any PSNC Plan, (iii) result in any acceleration of the time of payment or vesting of any benefits under any PSNC Plan to any material extent or (iv) result, separately or in the aggregate, in an "excess parachute payment" within the meaning of Section 280G of the Code.

               (e) No amounts payable under any PSNC Plan or other agreement or arrangement shall fail to be deductible for United States federal income tax purposes by virtue of Section 162(m) of the Code.

               Section 4.11 Labor and Employee Relations. As of the date hereof, except as disclosed in Section 4.11(a) of the PSNC Disclosure Schedule hereto or in the PSNC SEC Reports, (i) neither PSNC nor any of the PSNC Subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization and (ii) to the best knowledge of PSNC, there is no current union representation question involving employees of PSNC or any of the PSNC Subsidiaries, nor does PSNC know of any activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. PSNC has delivered or otherwise made available to SCANA true, correct and complete copies of the collective bargaining agreements listed in Section 4.11(a) of the PSNC Disclosure Schedule, together with all amendments, modifications or supplements thereto. Except as disclosed in Section 4.11(b) of the PSNC Disclosure Schedule hereto or in the PSNC SEC Reports filed prior to the date hereof or except to the extent such could not reasonably be expected to have a PSNC Material Adverse Effect, (a) there is no unfair labor practice, employment discrimination or other written grievance, arbitration, claim, suit, action or proceeding against PSNC or any of the PSNC Subsidiaries pending, or to the best knowledge of PSNC, threatened before any court, governmental department, commission agency, instrumentality or authority or any arbitrator, (b) there is no strike, lockout or material dispute, slowdown or work stoppage pending or, to the best knowledge of PSNC, threatened against or involving PSNC, and (c) there is no proceeding, claim, suit, action or governmental investigation pending or, to the best knowledge of PSNC, threatened in respect of which any director, officer, employee or agent of PSNC or any of the PSNC Subsidiaries is or may be entitled to claim indemnification from PSNC or such PSNC Subsidiary pursuant to their respective charters or by-laws or as provided in the indemnification agreements listed in Section 4.11(c) of the PSNC Disclosure Schedule. Except as set forth in Section 4.11(d) of the PSNC Disclosure Schedule, to the knowledge of PSNC, PSNC and the PSNC Subsidiaries are in material compliance with all federal, state and local laws with respect to employment practices, labor relations, safety and health regulations and mass layoffs and plant closings.

               Section 4.12  Environmental Protection.

               (a) Except as set forth in Section 4.12 of the PSNC Disclosure Schedule or in the PSNC SEC Reports filed prior to the date hereof:

                      (i) Compliance. PSNC and each of the PSNC
        Subsidiaries is in compliance with all applicable Environmental Laws (as defined in Section 4.12(b)(ii)) except where the failure to so comply would not in the aggregate have a PSNC Material Adverse Effect, and neither PSNC nor any of the PSNC Subsidiaries has received any communication (written or oral) from any person or Governmental Authority that alleges that PSNC or any of the PSNC Subsidiaries is not in such compliance with applicable Environmental Laws. To the best knowledge of PSNC, compliance with all applicable Environmental Laws will not require PSNC or any PSNC Subsidiary to incur costs, beyond those currently budgeted for the three PSNC fiscal years beginning with January 1, 1999, that will be reasonably likely to result in the aggregate in a PSNC Material Adverse Effect, including, but not limited to, the costs of pollution control equipment that are known or anticipated to be required in the future.

                      (ii) Environmental Permits. PSNC and each of the PSNC Subsidiaries has obtained or has applied for all environmental, health and safety permits and governmental authorizations or licenses (collectively, the "Environmental Permits") necessary for the construction of their facilities or the conduct of their operations except where the failure to so obtain would not have in the aggregate a PSNC Material Adverse Effect, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval which is expected in the ordinary course of business, and PSNC and the PSNC Subsidiaries are in material compliance with all terms and conditions of the Environmental Permits, except where the failure to so comply could not in the aggregate reasonably be expected to have a PSNC Material Adverse Effect.

                      (iii) Environmental Claims. There are no
        Environmental Claims (as defined in Section 4.12(b)(i)) which would have in the aggregate a PSNC Material Adverse Effect pending (A) against PSNC or any of the PSNC Subsidiaries, (B) to the best knowledge of PSNC, against any person or entity whose liability for any Environmental Claim PSNC or any of the PSNC Subsidiaries has or may have retained or assumed either contractually or by operation of law, or (C) against any real or personal property or operations which PSNC or any of the PSNC Subsidiaries owns, leases, occupies or manages, in whole or in part.

                      (iv) Releases. There are no Releases (as defined in
        Section 4.12(b)(iv)) of any Hazardous Material (as defined in
        Section 4.12(b)(iii)) that would be reasonably likely to form the basis of any Environmental Claim against PSNC or any of the PSNC Subsidiaries, or, to the best knowledge of PSNC, against any person or entity whose liability for any Environmental Claim PSNC or any of the PSNC Subsidiaries has or may have retained or assumed either contractually or by operation of law, except for any Environmental Claims which could not reasonably be expected to have in the aggregate a PSNC Material Adverse Effect.

                      (v) Predecessors. PSNC has no knowledge, with respect to any predecessor of PSNC or any of the PSNC Subsidiaries, of any Environmental Claims which would have in the aggregate a PSNC Material Adverse Effect pending or threatened, or of any Release of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claims which could reasonably be expected to have in the aggregate a PSNC Material Adverse Effect.

                      (vi) PSNC has provided or otherwise made available to SCANA copies of all environmental compliance reports, audits, studies or assessments (collectively, "Environmental Documents") conducted or prepared on or after January 1, 1996 by or on behalf of PSNC or any of the PSNC Subsidiaries relating to the business, operations or properties owned, leased, managed, occupied or otherwise controlled by PSNC or any of the PSNC Subsidiaries.

               (b) Definitions. As used in this Agreement:

                      (i) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any person or entity (including any Governmental Authority), alleging potential liability (including, without limitation, potential responsibility or liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, Release or threatened Release into the environment of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by PSNC or any of the PSNC Subsidiaries (for purposes of this Section 4.12) or by SCANA or any of the SCANA Subsidiaries (for purposes of Section 5.12), (B) circumstances forming the basis of any violation or alleged violation of any Environmental Law or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

                      (ii) "Environmental Laws" means all applicable federal, state and local laws, orders, rules and regulations and binding administrative or judicial interpretations thereof relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, generation processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                      (iii) "Hazardous Materials" means (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls ("PCBs"), (B) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import under any Environmental Law and (C) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law.

                      (iv) "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

               Section 4.13 Regulation as a Utility. PSNC is regulated as a public utility in the State of North Carolina and in no other state. Except as set forth in this Section 4.13 or in Section 4.13 of the PSNC Disclosure Schedule, neither PSNC nor any "subsidiary company" or "affiliate" (as each such term is defined in the 1935 Act) of PSNC is subject to regulation as a public utility holding company, public utility or public service company (or similar designation) by any other state in the United States, the United States or any agency or instrumentality thereof or any foreign country.

               Section 4.14 Vote Required. The approval of the Merger by the holders of a majority of the votes entitled to be cast by all holders of PSNC Common Stock (the "PSNC Shareholders' Approval") is the only vote of the holders of any class or series of the capital stock of PSNC or any of the PSNC Subsidiaries required to approve this Agreement, the Merger and the other transactions contemplated hereby.

               Section 4.15 Opinion of Financial Advisor. PSNC has received the opinion of Morgan Stanley Dean Witter ("Morgan Stanley"), dated the date of this Agreement, to the effect that, as of such date, the PSNC Merger Consideration is fair from a financial point of view to the holders of PSNC Common Stock.

               Section 4.16 Brokers. Except as relates to the services provided by Morgan Stanley as financial advisor to PSNC, all negotiations relative to the Mergers and the transactions contemplated hereby have been carried out by PSNC directly with SCANA, without the intervention of any person on behalf of PSNC in such manner as to give rise to any valid claim by any person against SCANA, PSNC or any of their respective Subsidiaries for a finder's fee, brokerage commission or similar payment.

               Section 4.17 Insurance. Except as set forth in Section 4.17(a) of the PSNC Disclosure Schedule, PSNC and each of the PSNC Subsidiaries is, and has been continuously since January 1, 1993, insured with financially responsible insurers in such amounts and against such risks and losses as are customary in all material respects for companies conducting the business as conducted by PSNC and the PSNC Subsidiaries during such time period. Except as set forth in Section 4.17(b) of the PSNC Disclosure Schedule, neither PSNC nor any of the PSNC Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of PSNC or any of the PSNC Subsidiaries. The insurance policies of each of PSNC and the PSNC Subsidiaries are valid and enforceable policies in all material respects.

               Section 4.18 Intellectual Property. PSNC and the PSNC Subsidiaries own or have adequate rights to use all material trademarks, trade names, patents, service marks, brand marks, brand names, computer programs, databases, industrial designs and copyrights used in the operation of their business (collectively, the "PSNC Intellectual Property"). Except as set forth in Section 4.18(a) of the PSNC Disclosure Schedule, all of the PSNC Intellectual Property owned by PSNC or one of the PSNC Subsidiaries is free and clear of any and all Encumbrances, and neither PSNC nor any of the PSNC Subsidiaries has forfeited or otherwise relinquished any PSNC Intellectual Property which forfeiture or relinquishment could reasonably be expected to have a PSNC Material Adverse Effect. To the knowledge of PSNC, except as set forth in Section 4.18(b) of the PSNC Disclosure Schedule, the use of the PSNC Intellectual Property by PSNC or the PSNC Subsidiaries does not infringe upon, violate or constitute a misappropriation of any right, title or interest in any intellectual property right (including, without limitation, any trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design or copyright) of any other person, and neither PSNC nor any of the PSNC Subsidiaries has received written notice of any claim that any of the PSNC Intellectual Property is invalid, infringes the asserted rights of any other person, and, to the knowledge of PSNC, the PSNC Intellectual Property owned by PSNC has not been used or enforced or has failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of such PSNC Intellectual Property, except for such conflicts, infringements, violations, interferences, claims, invalidity, abandonments, cancellations or unenforceability that could not, individually or in the aggregate, reasonably be expected to have a PSNC Material Adverse Effect.

               Section 4.19 Year 2000. The computer software operated by PSNC and the PSNC Subsidiaries which is used in the conduct of their business is capable of providing or being adapted to provide uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with the same functionality as such software records, stores, processes and presents such calendar dates falling on or before December 31, 1999 ("Year 2000 Compliance") other than such interruptions in millennium functionality that could not, individually or in the aggregate, reasonably be expected to result in a PSNC Material Adverse Effect; provided, however, that PSNC makes no representation or warranty with respect to Year 2000 Compliance of any supplier or third-party vendor. PSNC reasonably believes as of the date hereof that the remaining cost of adaptions referred to in the foregoing sentence will not exceed the amounts reflected in the Form 10-Q filed by PSNC for the quarter ended December 31, 1998.

               Section 4.20 Commodity Derivatives and Credit Exposure Matters. PSNC and the PSNC Subsidiaries do not in the aggregate have (qualified on a market-to-market basis and calculated with respect to physical and financial positions exposure) (a) natural gas forward price exposure exceeding $1 million, (b) on-system pipeline transportation (basis) exposure exceeding $1 million, (c) off-system pipeline transportation (basis) exposure exceeding $1 million or (d) credit exposures (which is unsecured and not backed by letters of credit or enforceable guarantees from A-rated credit providers) to any one counterparty that exceeds $1 million.

               Section 4.21 Ownership of SCANA Common Stock. Neither PSNC nor any of the PSNC Subsidiaries or other affiliates beneficially own any shares of SCANA Common Stock.

               Section 4.22 Antitakeover Matters. (a) PSNC has taken all actions necessary to render the Rights issued pursuant to the terms of the Rights Agreement inapplicable to the Merger, this Agreement and the other transactions contemplated hereby; and (b) assuming the accuracy of the representation contained in Section 5.20, no "fair price", "moratorium", "business combination", "control share acquisition", or other form of anti-takeover statute or regulation under North Carolina law is applicable to the Mergers and other transactions contemplated hereby.

               Section 4.23 PSNC Associates. The representations and warranties set forth (a) in Sections 4.4(b) and (c), 4.6 and 4.7 are true and correct in all material respect with regard to PSNC Associates, and (b) in Sections 4.4(d), 4.9, 4.10, 4.11 and 4.12 are, to the best knowledge of PSNC, true and correct in all material respects with regard to the PSNC Associates..

                                 ARTICLE V

              REPRESENTATIONS AND WARRANTIES OF EACH OF SCANA,
                          NEW SUB I AND NEW SUB II

               Each of SCANA, New Sub I and New Sub II represents and warrants to PSNC as follows:

               Section 5.1 Organization and Qualification. Except as set forth in Section 5.1 of the schedule delivered by SCANA on the date hereof (the "SCANA Disclosure Schedule"), SCANA and each of the SCANA Subsidiaries (as defined below) is a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority, and has been duly authorized by all necessary approvals and orders to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify could not reasonably be expected to have a SCANA Material Adverse Effect (as defined in Section 5.4(b)). As used in this Agreement, the term "SCANA Subsidiary" shall mean a Subsidiary of SCANA.

               Section 5.2 Subsidiaries. Section 5.2(a) of SCANA Disclosure Schedule sets forth a list as of the date hereof of all SCANA Subsidiaries. SCANA is a public utility holding company within the meaning of Section 2(a)(7) of the 1935 Act, exempt from all provisions of the 1935 Act except
Section 9(a)(2) pursuant to Section 3(a)(1) thereof in accordance with Rule
2. SCE&G is a public utility company within the meaning of Section 2(a)(5) of the 1935 Act. Except in connection with their relationship to SCANA and SCE&G, none of the other SCANA Subsidiaries is a "holding company," a "subsidiary company" or an "affiliate" of any public utility company within the meaning of Section 2(a)(7), 2(a)(8) or 2(a)(11) of the 1935 Act, respectively, and, except for SCE&G, none of SCANA Subsidiaries is a "public utility company" within the meaning of Section 2(a)(5) of the 1935 Act. Except as set forth in Section 5.2(b) of SCANA Disclosure Schedule, all of the issued and outstanding shares of capital stock of each SCANA Subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned, directly or indirectly, by SCANA free and clear of any liens, claims, encumbrances, security interests, charges and options of any nature whatsoever and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such SCANA Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment.

               Section 5.3 Capitalization. (a) As of the date hereof, the authorized capital stock of SCANA consists of 150,000,000 shares of SCANA Common Stock and no shares of preferred stock. At the close of business on December 31, 1998, (a) 103,572,623 shares of SCANA Common Stock were issued, not more than 6,881,541 shares of SCANA Common Stock were reserved for issuance pursuant to the SCANA Employee Stock Purchase Savings Plan, SCANA Performance Share Plan, SCANA Investor Plus Plan and SCANA Nonemployee Directors Plan (such Plans, collectively, the "SCANA Stock Plans"), (b) no shares of SCANA Common Stock were held by SCANA in its treasury or by its wholly-owned Subsidiaries, and (c) no Voting Debt is issued or outstanding. All outstanding shares of SCANA Common Stock are validly issued, fully paid and nonassessable and are not subject to preemptive rights. As of the date of this Agreement, except as set forth in
Section 5.3 of the SCANA Disclosure Schedule or pursuant to this Agreement and the SCANA Stock Plans, there are no options, warrants, calls, rights, commitments or agreements of any character to which SCANA or any material SCANA Subsidiary is a party or by which it is bound obligating SCANA or any material SCANA Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt securities of SCANA or any material SCANA Subsidiary or obligating SCANA or any material SCANA Subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Except as set forth in Section 5.3 of the SCANA Disclosure Schedule, or other than in connection with the SCANA Stock Plans, after the Effective Time, there will be no option, warrant, call, right, commitment or agreement obligating SCANA or any material SCANA Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or any Voting Debt of SCANA or any material SCANA Subsidiary, or obligating SCANA or any material SCANA Subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

               (b) As of the date hereof, the authorized capital stock of New Sub I consists of 1,000 common shares, without par value, all of which are issued and outstanding and owned by SCANA. All such outstanding common shares are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

               (c) As of the date hereof, the authorized capital stock of New Sub II consists of 1,000 common shares, without par value, all of which are issued and outstanding and owned by SCANA. All such outstanding common shares are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

               Section 5.4 Authority; Non-Contravention; Statutory Approvals; Compliance.

               (a) Authority. Each of SCANA, New Sub I and New Sub II has all requisite power and authority to enter into this Agreement and, subject to the receipt of the SCANA Shareholders' Approval (as defined in Section 5.14) and the SCANA Required Statutory Approvals (as defined in Section 5.4(c)), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by each of SCANA, New Sub I and New Sub II of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of SCANA, New Sub I and New Sub II, subject to obtaining SCANA Shareholders' Approval. This Agreement has been duly and validly executed and delivered by each of SCANA, New Sub I and New Sub II and, assuming the due authorization, execution and delivery hereof by the other signatories hereto, constitutes the valid and binding obligation of each of SCANA, New Sub I and New Sub II enforceable against it in accordance with its terms.

               (b) Non-Contravention. Except as set forth in Section 5.4(b) of the SCANA Disclosure Schedule, the execution and delivery of this Agreement by each of SCANA, New Sub I and New Sub II does not, and the consummation of the transactions contemplated hereby shall not, result in a Violation pursuant to any provisions of (i) the charter, by-laws or similar governing documents of SCANA or any of the SCANA Subsidiaries, (ii) subject to obtaining SCANA Required Statutory Approvals and the receipt of SCANA Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to SCANA or any of the SCANA Subsidiaries or any of their respective properties or assets or (iii) subject to obtaining the third-party consents set forth in Section 5.4(b) of the SCANA Disclosure Schedule (the "SCANA Required Consents"), any material note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which SCANA or any of the SCANA Subsidiaries is a party or by which they or any of their respective properties or assets may be bound or affected, except in the case of clause (ii) or (iii) above for any such Violation which could not reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise), results of operations or prospects of SCANA and the SCANA Subsidiaries, taken as a whole (a "SCANA Material Adverse Effect").

               (c) Statutory Approvals. No declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by SCANA, New Sub I and New Sub II or the consummation by SCANA, New Sub I and New Sub II of the transactions contemplated hereby except as described in Section 5.4(c) of the SCANA Disclosure Schedule (the "SCANA Required Statutory Approvals"). References in this Agreement to "obtaining" such SCANA Required Statutory Approvals shall mean making such declarations, filings or registrations, giving such notices, obtaining such authorizations, consents or approvals, and having such waiting periods expire as are necessary to avoid a violation of law.

               (d) Compliance. Except as set forth in Section 5.4(d),
Section 5.7, Section 5.12 and Section 5.13 of the SCANA Disclosure Schedule, or as disclosed in the SCANA SEC Reports (as defined in Section 5.5) filed prior to the date hereof, neither SCANA nor any of the SCANA Subsidiaries is in violation of, is under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for possible violations which individually or in the aggregate could not reasonably be expected to have a SCANA Material Adverse Effect. Except as set forth in
Section 5.4(d) and Section 5.13 of the SCANA Disclosure Schedule, or as expressly disclosed in the SCANA SEC Reports, SCANA and the SCANA Subsidiaries have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted which are material to the operation of the businesses of SCANA and the SCANA Subsidiaries. Except as set forth in
Section 5.4(d) of the SCANA Disclosure Schedule, each of SCANA and the SCANA Subsidiaries is not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with the lapse of time or action by a third party, could result in a default by SCANA or any SCANA Subsidiary under (i) their respective charters or by-laws or (ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which they are a party or by which SCANA or any SCANA Subsidiary is bound or to which any of their property is subject, except for possible violations, breaches or defaults which individually or in the aggregate could not reasonably be expected to have a SCANA Material Adverse Effect.

               Section 5.5 Reports and Financial Statements. All material filings required to be made by SCANA and the SCANA Subsidiaries since January 1, 1993 under the Securities Act, the Exchange Act, the 1935 Act, the Power Act, and applicable state public utility laws and regulations have been filed with the SEC, the FERC or the appropriate state public utilities commission, as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statutes and the rules and regulations thereunder. SCANA has made available to PSNC a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed with the SEC by SCANA pursuant to the requirements of the Securities Act or Exchange Act since January 1, 1993 (as such documents have since the time of their filing been amended, the "SCANA SEC Reports"). As of their respective dates, the SCANA SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of SCANA included in the SCANA SEC Reports (collectively, the "SCANA Financial Statements") have been prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present the financial position of SCANA as of the dates thereof and the results of its operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments. True, accurate and complete copies of the certificate of incorporation and by-laws of SCANA, as in effect on the date hereof, are included (or incorporated by reference) in the SCANA SEC Reports.

               Section 5.6 Absence of Certain Changes or Events. Except as disclosed in the SCANA SEC Reports filed prior to the date hereof or as set forth in Section 5.6 of the SCANA Disclosure Schedule, since December 31, 1997, SCANA and each of the SCANA Subsidiaries have conducted their business only in the ordinary course of business consistent with past practice and there has not been, and no fact or condition exists which has had or could reasonably be expected to have a SCANA Material Adverse Effect.

               Section 5.7 Litigation. Except as disclosed in the SCANA SEC Reports filed prior to the date hereof or as set forth in Section 5.7,
Section 5.10, Section 5.12 or Section 5.13 of the SCANA Disclosure Schedule, (a) there are no claims, suits, actions or proceedings by any court, governmental department, commission, agency, instrumentality or authority or any arbitrator, pending or, to the knowledge of SCANA, threatened, nor are there, to the knowledge of SCANA, any investigations or reviews by any court, governmental department, commission, agency, instrumentality or authority or any arbitrator pending or threatened against, relating to or affecting SCANA or any of the SCANA Subsidiaries, which would have a SCANA Material Adverse Effect and (b) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to SCANA or any of the SCANA Subsidiaries, except for such that could not reasonably be expected to have a SCANA Material Adverse Effect.

               Section 5.8 Registration Statement and Proxy Statement. None of the information supplied or to be supplied by or on behalf of SCANA for inclusion or incorporation by reference in (a) the Registration Statement (as defined in Section 4.8) will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the Proxy Statement (as defined in Section 4.8) will, at the dates mailed to shareholders and at the times of SCANA Meeting (as defined in Section 7.4(a)) and the PSNC Meeting (as defined in Section 7.4(b)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy Statement shall comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

               Section 5.9 Operations of Nuclear Power Plants. To the knowledge of SCANA, the operation of the nuclear generation plants (collectively, the "SCANA Nuclear Facilities") currently owned by SCANA or any of its Affiliates are being conducted in substantial compliance with current laws and regulations governing nuclear plant operations, except for such failures to comply as would not, individually or in the aggregate, have a SCANA Material Adverse Effect. To the best of SCANA's knowledge and except as could not reasonably be expected to have a SCANA Material Adverse Effect, (a) each of the SCANA Nuclear Facilities maintains and is in substantial compliance with emergency evacuation plans as required by the laws and regulations governing nuclear plant operations and (b) as of the date of this Agreement, the storage of spent nuclear fuel and the plans for the decommissioning of each of the SCANA Nuclear Facilities substantially conform with the requirements of applicable law.

               Section 5.10  Tax Matters.

               Except as set forth in Section 5.10 of the SCANA Disclosure Schedule,

               (a) Filing of Timely Tax Returns. SCANA and each of the SCANA Subsidiaries have filed all Tax Returns required to be filed by each of them under applicable law. All Tax Returns were in all material respects (and, as to Tax Returns not filed as of the date hereof, will be) true, complete and correct and filed on a timely basis.

               (b) Payment of Taxes. Neither SCANA nor any of the SCANA Subsidiaries have any liability for unpaid Taxes that, in the aggregate, could reasonably be expected to have a SCANA Material Adverse Effect.

               (c) Tax Reserves. SCANA and each SCANA Subsidiary has established (and until the Closing Date will maintain) on their books and records reserves adequate to pay all Taxes and reserves for deferred income taxes in accordance with GAAP, except where the failure to do so could not reasonably be expected to have a SCANA Material Adverse Effect.

               (d) Tax Deficiencies. No deficiency for any Taxes has been proposed, asserted or assessed against SCANA or any SCANA Subsidiary that has not been resolved and paid in full, except as could not reasonably be expected to have a SCANA Material Adverse Effect.

               Section 5.11  Employee Matters; ERISA.

               Except as disclosed in the SCANA SEC Reports or Section 5.11 of the SCANA Disclosure Schedule:

               (a) Each SCANA employee benefit plan (the "SCANA Plans") that is intended to be "qualified" within the meaning of Code Section 401(a) has been determined by the IRS within the last three (3) years to be so qualified and, to the best knowledge of SCANA, no event or condition exists or has occurred that could reasonably be expected to result in the revocation of such determination. SCANA has operated each SCANA Plan in material compliance with all applicable laws, rules and final regulations governing such plans, including ERISA and the Code.

               (b) All material contributions required to have been made to the SCANA Plans prior to the date hereof have been made. As of the date hereof, each SCANA Plan which is subject to the funding requirements of Code Section 412 has assets that have a fair market value equal to or exceeding the present value of the accrued benefit obligations thereunder on a termination basis, based on the actuarial methods, tables and assumptions theretofore utilized by such plan's actuary in preparing such plan's most recently prepared actuarial valuation report.

               (c) SCANA has not incurred any material liability to the PBGC (other than liability for insurance premium payments payable thereto).

               (d) Except as set forth in Section 5.11 of the SCANA Disclosure Schedule, (i) no "Reportable Event," as defined in ERISA, has occurred with respect to any of the SCANA Plans for which the 30-day notice requirement or penalty has not been waived by the PBGC; (ii) there are no pending claims (other than routine claims for benefits or claims pursuant to domestic relations orders) or lawsuits which have been asserted or instituted against the assets of any of the trusts under the Plans by present or former participants, their present or former spouses, their beneficiaries, the Department of Labor, the IRS or any other party; and
(iii) SCANA has not engaged in any prohibited transactions with respect to any SCANA Plan, any or all of which could reasonably be expected to have a SCANA Material Adverse Effect.

               Section 5.12  Environmental Protection.

               (a) Except as could not, in the aggregate, reasonably be expected to result in a SCANA Material Adverse Effect, but excluding matters disclosed in Section 5.12(a) of the SCANA Disclosure Schedule, (i) SCANA and the SCANA Subsidiaries are and have been in compliance with all applicable Environmental Laws and the terms and conditions of all applicable Environmental Permits, and neither SCANA nor any of the SCANA Subsidiaries has received any written notice from any person or Governmental Authority that alleges that SCANA or any of the SCANA Subsidiaries is not in material compliance with applicable Environmental Laws or the terms and conditions of all such Environmental Permits, (ii) to the best knowledge of SCANA, there are no Environmental Claims pending or threatened (A) against SCANA or any of the SCANA Subsidiaries, (B) against any person or entity whose liability for any Environmental Claim SCANA or any of the SCANA Subsidiaries has or may have retained or assumed either contractually or by operation of law or (C) against any real or personal property or operations that SCANA or any of the SCANA Subsidiaries owns, leases or manages, in whole or in part, and (iii) to the best knowledge of SCANA, there has been no Release of Hazardous Materials that would be reasonably likely to (A) form the basis of any Environmental Claim against SCANA or any of the SCANA Subsidiaries or against any person or entity whose liability for any Environmental Claim SCANA or any of the SCANA Subsidiaries has or may have retained or assumed either contractually or by operation of law or (B) cause damage or diminution of value to any of the operations or real properties owned, leased or managed, in whole or in part, by SCANA or any of the SCANA Subsidiaries.

               (b) To the best knowledge of SCANA, there are no facts or circumstances that are likely to form the basis of an Environmental Claim or to require expenditures by SCANA or any of the SCANA Subsidiaries in order to comply with currently applicable Environmental Laws, including but not limited to facts and circumstances arising from: (i) the cost of pollution-control equipment currently required or known to be required in the future; (ii) current investigatory, removal, remediation or response costs or investigatory, removal, remediation or response costs known to be required in the future, in each case, both on-site and off-site; and/or
(iii) any other environmental matters affecting SCANA or any of the SCANA Subsidiaries, and that could not reasonably be expected to have, in the aggregate, but excluding matters disclosed in Section 5.12 of the SCANA Disclosure Schedule, a SCANA Material Adverse Effect.

               Section 5.13 Regulation as a Utility. SCE&G is regulated as a public utility in the State of South Carolina and in no other states. Except as set forth in this Section 5.13 or in Section 5.13 of the SCANA Disclosure Schedule, neither SCANA nor any "subsidiary company" or "affiliate" (as each such term is defined in the 1935 Act) of SCANA is subject to regulation as a public utility holding company, public utility or public service company (or similar designation) by any other state in the United States, the United States or any agency or instrumentality thereof or any foreign country.

               Section 5.14 Vote Required. The approval of the Merger by the holders of two-thirds of the voting power entitled to be cast by all holders of SCANA Common Stock (the "SCANA Shareholders' Approval") is the only vote of the holders of any class or series of the capital stock of SCANA or any of the SCANA Subsidiaries required to approve this Agreement, the Merger and the other transactions contemplated hereby.

               Section 5.15 Opinion of Financial Advisor. SCANA has received the opinion of PaineWebber Incorporated ("PaineWebber"), dated the date of this Agreement, to the effect that, as of such date, the financial terms of the Mergers taken as a whole are fair from a financial point of view to the holders of SCANA Common Stock.

               Section 5.16 Brokers. Except as relates to the services provided by PaineWebber as financial advisor to SCANA, all negotiations relative to the Mergers and the transactions contemplated hereby have been carried out by SCANA directly with PSNC, without the intervention of any person on behalf of SCANA in such manner as to give rise to any valid claim by any person against PSNC, SCANA or any of their respective Subsidiaries for a finder's fee, brokerage commission or similar payment.

               Section 5.17 Insurance. Except as set forth in Section 5.17(a) of the SCANA Disclosure Schedule, SCANA and each of the SCANA Subsidiaries is, and has been continuously since January 1, 1993, insured with financially responsible insurers in such amounts and against such risks and losses as are customary in all material respects for companies conducting the business as conducted by SCANA and the SCANA Subsidiaries during such time period. Except as set forth in Section 5.17(b) of SCANA Disclosure Schedule, neither SCANA nor any of the SCANA Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of SCANA or any of the SCANA Subsidiaries. The insurance policies of each of SCANA and the SCANA Subsidiaries are valid and enforceable policies in all material respects.

               Section 5.18 Anti-Takeover Matters. Assuming the accuracy of the representation in Section 4.21, no "fair price", "moratorium", "business combination", "control share acquisition", or other form of anti-takeover statute or regulation under South Carolina law is applicable to the First Merger and the other transactions contemplated hereby.

               Section 5.19 Ownership of PSNC Common Stock. Neither SCANA nor any of the SCANA Subsidiaries or other affiliates beneficially own any shares of PSNC Common Stock.

                                 ARTICLE VI

                  CONDUCT OF BUSINESS PENDING THE MERGERS

               Section 6.1 Covenants of PSNC. After the date hereof and prior to the Effective Time or earlier termination of this Agreement, PSNC agrees as follows, each as to itself and to each of the PSNC Subsidiaries, except as expressly contemplated or permitted in this Agreement or to the extent SCANA shall otherwise consent in writing, which decision regarding consent shall be made as soon as reasonably practical:

               (a) Ordinary Course of Business. PSNC shall, and shall cause the PSNC Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all commercially reasonable efforts to preserve intact their respective present business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers and others having business dealings with it and, subject to prudent management of work force needs and ongoing programs currently in force, keep available the services of their respective present officers and employees. Except as set forth in Section 6.1(a) of the PSNC Disclosure Schedule, PSNC shall not, and shall not permit the PSNC Subsidiaries to, enter into a new line of business involving any material investment of assets or resources or any material exposure to liability or loss to PSNC and the PSNC Subsidiaries taken as a whole; provided, however, that notwithstanding the above and notwithstanding any other provision in
Section 6.1, PSNC and any of the PSNC Subsidiaries may make equity infusions into a PSNC Subsidiary (i) to the extent required by law or a state regulatory commission or (ii) to the extent that equity infusions into a PSNC Subsidiary do not exceed $500,000 in the aggregate.

               (b) Dividends. PSNC shall not, and shall not permit any of the PSNC Subsidiaries to: (i) declare or pay any dividends on or make other distributions in respect of any of their respective capital stock except
(A) to PSNC or the PSNC Subsidiaries and (B) regular quarterly dividends on PSNC Common Stock with usual record and payment dates not, during any period of any fiscal year, in excess of 104% of the dividends for the comparable period of the prior fiscal year, (ii) split, combine or reclassify any of their respective capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of their respective capital stock or (iii) redeem, repurchase or otherwise acquire any shares of their respective capital stock, other than for the purpose of funding employee stock ownership plans and dividend reinvestment programs in accordance with past practice. The last record date of PSNC on or prior to the Effective Time, which relates to a regular quarterly dividend on PSNC Common Stock, shall be prior to the Effective Time.

               (c) Issuance of Securities. Except as set forth in Section 6.1(c) of the PSNC Disclosure Schedule, PSNC shall not, and shall not permit any of the PSNC Subsidiaries to, issue, agree to issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose the issuance, delivery, sale, award, pledge, disposal or other encumbrance of, any shares of their capital stock of any class (including, without limitation, the issuance of any shares pursuant to the PSNC dividend reinvestment plan and the PSNC share purchase plan) or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities, other than intercompany issuances of capital stock. PSNC shall promptly furnish to SCANA such information as may be reasonably requested including financial information and take such action as may be reasonably necessary and otherwise fully cooperate with SCANA in the preparation of any registration statement under the Securities Act and other documents necessary in connection with the issuance of securities as contemplated by this Section 6.1(c), subject to obtaining customary indemnities.

               (d) Charter Documents. PSNC shall not amend or propose to amend its charter, by-laws or regulations, or similar organic documents, except as contemplated herein.

               (e) No Acquisitions. PSNC shall not, nor shall it permit any of the PSNC Subsidiaries to, acquire (by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner) any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets other than in the ordinary course of its business consistent with past practice and having an aggregate value of less than $1 million for any one acquisition or $5 million in the aggregate.

               (f) No Dispositions. Except as set forth in Section 6.1(f) of the PSNC Disclosure Schedule and except for dispositions in the ordinary course of business consistent with past practice, PSNC shall not, and it shall not permit any of the PSNC Subsidiaries to, sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets.

               (g) Limitation on Investment in Joint Ventures. Except as set forth in Section 6.1(g) of the PSNC Disclosure Schedule and except as required by applicable law or any agreement to which PSNC or any of the PSNC Subsidiaries is a party on the date hereof, PSNC will not make, and will not permit any Subsidiary to make, any additional material investments in, or loans or capital contributions to, or to undertake any guaranties or other obligations with respect to any joint venture or partnership.

               (h) Cooperation, Notification. PSNC shall (i) confer on a regular and frequent basis with one or more representatives of SCANA to discuss, subject to applicable law, material operational matters and the general status of its ongoing operations, (ii) promptly notify SCANA of any significant changes in its business, properties, assets, condition (financial or other), results of operations or prospects, (iii) promptly advise SCANA of any change or event which has had or, insofar as reasonably can be foreseen, is reasonably likely to result in a PSNC Material Adverse Effect and (iv) promptly provide SCANA with copies of all filings made by PSNC or any of the PSNC Subsidiaries with any state or federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

               (i) Third-Party Consents. PSNC shall, and shall cause the PSNC Subsidiaries to, use all commercially reasonable efforts to obtain all PSNC Required Consents. PSNC shall promptly notify SCANA of any failure or prospective failure to obtain any such consents and, if requested by SCANA, shall provide copies of all PSNC Required Consents obtained by PSNC to SCANA.

               (j) No Breach, Etc. PSNC shall not, and PSNC shall not permit any of the PSNC Subsidiaries to, willfully take any action that would or is reasonably likely to result in a material breach of any provision of this Agreement or in any of its representations and warranties set forth in this Agreement being untrue on and as of the Closing Date.

               (k) Tax-Exempt Status. PSNC shall not, and PSNC shall not permit any of the PSNC Subsidiaries to, take any action that (or fail to take any action if such failure) could reasonably be expected to jeopardize the qualification of PSNC's outstanding revenue bonds which qualify on the date hereof under Section 142(a) of the Code as "exempt facility bonds" or as tax-exempt pollution control bonds under Section 103(b) (4) of the Internal Revenue Code of 1954, as amended, prior to the Tax Reform Act of 1986.

               (l) Tax Matters. Except as set forth in Section 6.1(l) of the PSNC Disclosure Schedule, PSNC shall not (i) make or rescind any material express or deemed election relating to Taxes, (ii) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or
(iii) change in any material respect any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ending September 30, 1997, except as may be required by applicable law or except for such changes that would reduce consolidated federal taxable income or alternative minimum taxable income.

               (m) Capital Expenditures. Except (i) as set forth in Section 6.1(m) of the PSNC Disclosure Schedule, (ii) as required by law, or (iii) as deemed necessary following a catastrophic event, such as a major storm, PSNC shall not, and PSNC shall not permit any of the PSNC Subsidiaries to, make capital expenditures during any fiscal year in excess of 125% of the amount budgeted for such fiscal year by PSNC for capital expenditures as set forth in Section 6.1(m) of the PSNC Disclosure Schedule.

               (n) Indebtedness. Except as set forth in Section 6.1(n) of the PSNC Disclosure Schedule and except as contemplated by this Agreement, PSNC shall not, and PSNC shall not permit any of the PSNC Subsidiaries to, incur or guarantee any indebtedness (including any debt borrowed or guaranteed or otherwise assumed including, without limitation, the issuance of debt securities or warrants or rights to acquire debt) or enter into any "keep well" or other agreement to maintain any financial statement condition of another person or entity or enter into any arrangement having the economic effect of any of the foregoing other than (i) short-term indebtedness in the ordinary course of business consistent with past practice (such as the issuance of commercial paper and the use of existing credit facilities), or (ii) as set forth in Section 6.1(n) of the PSNC Disclosure Schedule.

               (o) Compensation, Benefits. Except as set forth in Section 6.1(o) of the PSNC Disclosure Schedule, as may be required by applicable law or as contemplated by this Agreement, PSNC shall not, and PSNC shall not permit any of the PSNC Subsidiaries to, (i) enter into, adopt or amend or increase the amount or accelerate the payment or vesting of any benefit or amount payable under, any employee benefit plan or other contract, agreement, commitment, arrangement, plan, trust, fund or policy maintained by, contributed to or entered into by PSNC or any of the PSNC Subsidiaries or increase, or enter into any contract, agreement, commitment or arrangement to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of any director, officer or other employee of PSNC or any of the PSNC Subsidiaries, except for increases that, in the aggregate, do not result in a material increase in benefits or compensation (to such group of employees in the aggregate) expense to PSNC or any of the PSNC Subsidiaries, (ii) enter into or amend any employment, severance or special pay arrangement with respect to the termination of employment or other similar contract, agreement or arrangement with any director or officer or other employee other than in the ordinary course of business consistent with past practice, or (iii) adopt, establish, enter into, implement or amend any plan, policy, employment agreement, severance agreement, or other contract, agreement or other arrangement providing for any form of benefits or other compensation to any former, present or future director, officer or employee of PSNC or any of the PSNC Subsidiaries. Notwithstanding any other provision of this Agreement to the contrary, PSNC or the PSNC Subsidiaries may negotiate successor collective bargaining agreements to those referenced in Section 4.11 hereof, and may negotiate other collective bargaining agreements or arrangements as required by law or for the purpose of implementing the agreements referenced in Section 4.11 hereof. PSNC shall keep SCANA informed as to, and shall consult with SCANA as to the strategy for, all negotiations with collective bargaining representatives.

               (p) 1935 Act. Except as set forth in Section 6.1(p) of the PSNC Disclosure Schedule, PSNC shall not, and PSNC shall not permit any of the PSNC Subsidiaries to, except as required or contemplated by this Agreement, engage in any activities which would cause a change in its status, or that of the PSNC Subsidiaries, under the 1935 Act.

               (q) Accounting. Except as set forth in Section 6.1(q) of the PSNC Disclosure Schedule, PSNC shall not, and PSNC shall not permit any of the PSNC Subsidiaries to, make any changes in their accounting methods, except as required by law, rule, regulation or GAAP.

               (r) Affiliate Transactions. Except as set forth in Section 6.1(r) of the PSNC Disclosure Schedule, PSNC shall not, and PSNC shall not permit any of the PSNC Subsidiaries to, enter into any material agreement or arrangement with any of their respective Affiliates (other than wholly-owned Subsidiaries), on terms materially less favorable to such party than could be reasonably expected to have been obtained with an unaffiliated third-party on an arm's length basis.

               (s) Rate Matters. Subject to applicable law and except for non-material filings in the ordinary course of business consistent with past practice, PSNC shall consult with SCANA prior to implementing any changes in its or any of the PSNC Subsidiaries' rates or charges (other than automatic cost pass-through rate adjustment clauses), standards of service or accounting or executing any agreement with respect thereto that is otherwise permitted under this Agreement and PSNC shall, and shall cause the PSNC Subsidiaries to, deliver to SCANA a copy of each such filing or agreement at least five days prior to the filing or execution thereof so that SCANA may comment thereon. In addition, PSNC will not make any filing to change its rates or the services it provides on file with the FERC that would have a material adverse effect on the benefits associated with the business combination provided for herein.

               (t) Gas Transmission and Storage. Except as set forth in
Section 6.1(t) of the PSNC Disclosure Schedule, neither PSNC nor any PSNC Subsidiary shall commence construction of any additional gas transmission, gas delivery or gas storage capacity, or obligate itself to purchase or otherwise acquire any additional transmission, delivery or storage facilities, or to sell or otherwise dispose of, or to share, any such facilities owned by it.

               (u) Contracts. Except as set forth in Section 6.1(u) of the PSNC Disclosure Schedule, PSNC shall not, and PSNC shall not permit any of the PSNC Subsidiaries to, except in the ordinary course of business consistent with past practice, modify, amend, terminate, renew or fail to use reasonable business efforts to renew any contract or agreement to which PSNC or the PSNC Subsidiary is a party, which is material to PSNC and the PSNC Subsidiaries taken as a whole, or waive, release or assign any material rights or claims therein.

               (v) Insurance. PSNC shall, and shall cause the PSNC Subsidiaries to, maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for companies engaged in the gas utility industry and employing methods of generating fuel sources similar to those methods employed and fuels used by PSNC or the PSNC Subsidiaries.

               (w) Permits. PSNC shall, and shall cause the PSNC
Subsidiaries to, use reasonable efforts to maintain in effect all existing governmental permits (including, without limitation, Environmental Permits) which are material to the operations of PSNC or the PSNC Subsidiaries.

               (x) Discharge of Liabilities. PSNC shall not, and PSNC shall not permit any of the PSNC Subsidiaries to, pay, settle, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise and whether criminal, civil or administrative in nature) material to PSNC and the PSNC Subsidiaries taken as a whole, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice (which includes the payment of final and unappealable judgments) or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of PSNC included in PSNC's reports filed with the SEC, or incurred in the ordinary course of business consistent with past practice.

               (y) Third Party Standstill Agreements. During the period from the date of this Agreement through the Effective Time, neither PSNC nor any of the PSNC Subsidiaries shall terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it is a party. During such period, PSNC shall take all steps necessary to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement.

               Section 6.2 Covenants of SCANA. After the date hereof and prior to the Effective Time or earlier termination of this Agreement, SCANA agrees as follows, as to itself and to each of the SCANA Subsidiaries, except as expressly contemplated or permitted in this Agreement or to the extent PSNC shall otherwise consent in writing, which decision regarding consent shall be made as soon as reasonably practical:

               (a) Ordinary Course of Business. SCANA shall, and shall cause the SCANA Subsidiaries to, carry on their respective existing businesses in the usual, regular and ordinary course and use all commercially reasonable efforts to preserve intact their respective present business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers and others having business dealings with them.

               (b) Dividends. Except as set forth in Section 6.2(b) of SCANA Disclosure Schedule, SCANA shall not, and SCANA shall not permit any of the SCANA Subsidiaries to, (i) declare or pay any dividends on or make other distributions in respect of any of their capital stock other than to SCANA or the SCANA Subsidiaries and other than (A) dividends required to be paid on any SCE&G Preferred Stock in accordance with the respective terms thereof, (B) regular quarterly dividends on SCANA Common Stock as shall be declared by the Board of Directors of SCANA and (C) dividends by any SCANA Subsidiary to its parent, (ii) split, combine or reclassify any of their capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of their capital stock or (iii) redeem, repurchase or otherwise acquire any shares of their capital stock, other than (A) redemptions, purchases or acquisitions required by the respective terms of any series of SCE&G Preferred Stock or (B) for the purpose of funding employee stock ownership plans or a dividend reinvestment plan in accordance with past practice.

               (c) No Acquisitions. SCANA shall not, and shall not permit any of the SCANA Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets if the entering into of a definitive agreement relating to or the consummation of such acquisition, merger or consolidation could reasonably be expected to
(i) impose any material delay in the obtaining of, or significantly increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any Governmental Authority necessary to consummate the Mergers or the expiration or termination of any applicable waiting period, (ii) significantly increase the risk of any Governmental Authority entering an order prohibiting the consummation of the Mergers,
(iii) significantly increase the risk of not being able to remove any such order on appeal or otherwise or (iv) materially delay the consummation of the Mergers.

               (d) Other Actions. SCANA shall not, and shall not permit any of the SCANA Subsidiaries to, take or fail to take any other action, including, without limitation, amending or proposing to amend their respective charters, by-laws or regulations, or similar organic documents (except as contemplated herein), engage in any activities which would cause a change in its status, or that of the SCANA Subsidiaries, under the 1935 Act, or to make any changes in their accounting methods (except as required by law, rule, regulation or GAAP), which would reasonably be expected to prevent or materially impede, interfere with or delay the Mergers.

               (e) Conduct of Business of New Sub I and New Sub II. Prior to the Effective Time, except as may be required by applicable law and subject to the other provisions of this Agreement, SCANA shall cause each of New Sub I and New Sub II to (i) perform its obligations under this Agreement in accordance with its terms and (ii) not engage, directly or indirectly, in any business or activity of the type or kind, and not enter into any agreement or arrangement with any person, or be subject to or bound by any obligation or undertaking, which is inconsistent with this Agreement.

               (f) Cooperation, Notification. SCANA shall (i) confer on a regular and frequent basis with one or more representatives of PSNC to discuss, subject to applicable law, material operational matters and the general status of its ongoing operations, (ii) promptly notify PSNC of any significant changes in its business, properties, assets, condition (financial or other), results of operations or prospects, (iii) promptly advise PSNC of any change or event which has had or, insofar as reasonably can be foreseen, is reasonably likely to result in a SCANA Material Adverse Effect and (iv) promptly provide PSNC with copies of all filings made by SCANA or any of the SCANA Subsidiaries with any state or federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

               (g) Third-Party Consents. SCANA shall, and shall cause the SCANA Subsidiaries to, use all commercially reasonable efforts to obtain all SCANA Required Consents. SCANA shall promptly notify PSNC of any failure or prospective failure to obtain any such consents and, if requested by PSNC, shall provide copies of all SCANA Required Consents obtained by SCANA to PSNC.

               (h) No Breach, Etc. SCANA shall not, and SCANA shall not permit any of the SCANA Subsidiaries to, willfully take any action that would or is reasonably likely to result in a material breach of any provision of this Agreement or in any of its representations and warranties set forth in this Agreement being untrue on and as of the Closing Date.

                                ARTICLE VII

                           ADDITIONAL AGREEMENTS

               Section 7.1 Access to Information. Upon reasonable notice,
(a) PSNC shall, and shall cause the PSNC Subsidiaries to, afford to SCANA's officers, directors, employees, accountants, counsel, investment bankers, financial advisors and other representatives (collectively, "Representatives") reasonable access, during normal business hours throughout the period prior to the Effective Time, to all of its properties, facilities, operations, books, contracts, commitments and records (including, but not limited to, Tax Returns and any information relating to any audits or other examinations of such Tax Returns) and personnel (including PSNC's environmental, health and safety personnel) and
(b) SCANA shall, and shall cause its Subsidiaries to, afford to the officers, employees, accountants, counsel, financial advisers and other representatives of PSNC, reasonable access to senior executives of SCANA for the purpose of discussing SCANA's business (with reasonable access to the documents related thereto) during the period prior to the Effective Time. Each party shall, and shall cause its Subsidiaries to, furnish promptly to the other (a) access to each report, schedule and other document filed or received by it or any of its Subsidiaries pursuant to the requirements of federal or state securities laws or filed with or sent to the SEC, the FERC, the Department of Justice, the Federal Trade Commission, the North Carolina Department of Environment and Natural Resources or any other federal or state regulatory agency or commission that relates to the transactions contemplated hereby or, subject to the terms of any then existing confidentiality requirements, that is otherwise material to the financial condition or operations of PSNC and the PSNC Subsidiaries taken as a whole, or to SCANA and the SCANA Subsidiaries taken as a whole, as the case may be and (b) access to all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably requested by the other party in connection with any filings, applications or approvals required or contemplated by this Agreement or for any other reason related to the transactions contemplated by this Agreement. Each party shall, and shall cause its Subsidiaries and Representatives to, hold in strict confidence all documents and information concerning the other furnished to it in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, dated December 18, 1998, between PSNC and SCANA (the "Confidentiality Agreement").

               Section 7.2   Joint Proxy Statement and Registration Statement.

               (a) Preparation and Filing. The parties will prepare and file with the SEC as soon as reasonably practicable after the date hereof the Registration Statement and the Proxy Statement (together, the "Joint Proxy/Registration Statement"). The parties hereto shall each use reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing. Each party hereto shall also take such action as may be reasonably required to cause the shares of SCANA Common Stock issuable in connection with the Mergers to be registered or to obtain an exemption from registration under applicable state "blue sky" or securities laws; provided, however, that no party shall be required to register or qualify as a foreign corporation or to take other action which would subject it to service of process in any jurisdiction where SCANA will not be, following the Mergers, so subject. Each of the parties hereto shall furnish all information concerning itself which is required or customary for inclusion in the Joint Proxy/Registration Statement. The parties shall cause the shares of SCANA Common Stock issuable in the Mergers to be approved for listing on the NYSE upon official notice of issuance. The information provided by any party hereto for use in the Joint Proxy/Registration Statement shall be true and correct in all material respects without omission of any material fact which is required to make such information not false or misleading. No representation, covenant or agreement is made by any party hereto with respect to information supplied by any other party for inclusion in the Joint Proxy Statement/Registration Statement.

               (b) Letter of PSNC's Accountants. PSNC shall use best efforts to cause to be delivered to SCANA a letter of Arthur Andersen LLP, dated a date within two business days before the date of the Joint Proxy/Registration Statement, and addressed to SCANA, in form and substance reasonably satisfactory to SCANA and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4.

               (c) Letter of SCANA's Accountants. SCANA shall use best efforts to cause to be delivered to PSNC a letter of Deloitte & Touche LLP, dated a date within two business days before the date of the Joint Proxy/Registration Statement, and addressed to PSNC, in form and substance reasonably satisfactory to PSNC and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4.

               Section 7.3   Regulatory Matters.

               (a) HSR Filings. Each party hereto shall file or cause to be filed with the Federal Trade Commission and the Department of Justice any notifications required to be filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. Such parties will use all commercially reasonable efforts to make such filings promptly and to respond on a timely basis to any requests for additional information made by either of such agencies.

               (b) Other Regulatory Approvals. Each party hereto shall cooperate and use its best efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement, including, without limitation, the PSNC Required Statutory Approvals and the SCANA Required Statutory Approvals. The parties agree that they will consult with each other with respect to obtaining PSNC Required Statutory Approvals and SCANA Required Statutory Approvals; provided, however, that it is agreed that SCANA shall have primary responsibility for the preparation and filing of any related applications, filings or other material with state utility commissions. Each of SCANA and PSNC shall have the right to review and approve in advance drafts of all such necessary applications, notices, petitions, filings and other documents made or prepared in connection with the transactions contemplated by this Agreement, which approval shall not be unreasonably withheld or delayed.

               Section 7.4   Shareholder Approval.

               (a) Approval of SCANA Shareholders. Subject to the provisions of Section 7.4(c), SCANA shall, as soon as reasonably practicable after the date hereof (i) take all steps necessary to duly call, give notice of, convene and hold a special meeting of its shareholders (the "SCANA Meeting") for the purpose of securing the SCANA Shareholders' Approval, (ii) distribute to its shareholders the Joint Proxy/Registration Statement in accordance with applicable federal and state law and with its certificate of incorporation and by-laws, (iii) through its Board of Directors, recommend to its shareholders the approval of the Merger, this Agreement and the transactions contemplated hereby and
(iv) cooperate and consult with PSNC with respect to each of the foregoing matters.

               (b) Approval of PSNC Shareholders. Subject to the provisions of Section 7.4(c), PSNC shall, as soon as reasonably practicable after the date hereof (i) take all steps necessary to duly call, give notice of, convene and hold a special meeting of its shareholders (the "PSNC Meeting") for the purpose of securing the PSNC Shareholders' Approval, (ii) distribute to its shareholders the Joint Proxy/Registration Statement in accordance with applicable federal and state law and with its charter and by-laws, (iii) subject to Section 7.10(b), through its Board of Directors, recommend to its shareholders the approval of the Merger, this Agreement and the transactions contemplated hereby and (iv) cooperate and consult with SCANA with respect to each of the foregoing matters.

               (c) Meeting Date. The SCANA Meeting for the purpose of securing the SCANA Shareholders' Approval and the PSNC Meeting for the purpose of securing the PSNC Shareholders' Approval shall be held on such dates as PSNC and SCANA shall mutually determine.

               Section 7.5   Directors' and Officers' Indemnification.

               (a) Indemnification. To the extent, if any, not provided by an existing right of indemnification or other agreement or policy, from and after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer, director or employee of PSNC or any of the PSNC Subsidiaries (each an "Indemnified Party" and collectively, the "Indemnified Parties") against (i) all losses, expenses (including reasonable attorney's fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time) that are, in whole or in part, based on or arising out of the fact that such person is or was a director, officer or employee of such party (the "Indemnified Liabilities"), and (ii) all Indemnified Liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by this Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective Time), (i) the Surviving Corporation shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Surviving Corporation, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, (ii) the Surviving Corporation will cooperate in the defense of any such matter and
(iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under South Carolina law and the charter or by-laws of the Surviving Corporation shall be made by independent counsel mutually acceptable to the Surviving Corporation and the Indemnified Party; provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of such Indemnified Party and any other Indemnified Party or Indemnified Parties.

               (b) Insurance. For a period of six years after the Effective Time, SCANA and the Surviving Corporation at SCANA's election (i) shall cause to be maintained in effect an extended reporting period for current policies of directors' and officers' liability insurance for the benefit of such persons who are currently covered by such policies of PSNC on terms no less favorable than the terms of such insurance coverage or (ii) provide tail coverage for such persons which provides coverage for a period of six years for acts prior to the Effective Time on terms no less favorable than the terms of such current insurance coverage.

               (c) Successors. In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 7.5.

               (d) Survival of Indemnification. To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification as of the date hereof in favor of the employees, agents, directors and officers of PSNC and the PSNC Subsidiaries with respect to their activities as such prior to the Effective Time, as provided in the charter and by-laws in effect on the date thereof, or otherwise in effect on the date hereof and disclosed to SCANA in writing prior to the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time.

               (e) Benefit. The provisions of this Section 7.5(e) are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification that such person may have by contract or otherwise.

               Section 7.6 Public Announcements. Subject to each party's disclosure obligations imposed by law, PSNC and SCANA will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public announcement or statement with respect hereto or thereto without the consent of the other party (which consent shall not be unreasonably withheld).

               Section 7.7 Rule 145 Affiliates. Within 30 days after the date of this Agreement, PSNC shall identify in a letter to SCANA and SCANA shall identify in a letter to PSNC, all persons who are, and to such person's best knowledge who will be at the Closing Date, "affiliates" of PSNC and SCANA, respectively, as such term is used in Rule 145 under the Securities Act. Each of SCANA and PSNC shall use all reasonable efforts to cause its affiliates (including any person who may be deemed to have become such an affiliate after the date of the letter referred to in the prior sentence) to deliver to SCANA on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit 7.7 (each, an "Affiliate Agreement").

               Section 7.8   Employee Agreements and Workforce Matters.

               (a) Certain Employee Agreements. The Surviving Corporation and its Subsidiaries shall honor, without modification, all collective bargaining agreements, and, subject to Section 7.9, the Surviving Corporation and its Subsidiaries shall honor, without modification, all contracts, agreements and commitments of PSNC that apply to any current or former employee or current or former director of PSNC, in each case, as listed in Sections 4.10(a) and 4.11(a) of the PSNC Disclosure Schedule; provided, however, that this undertaking is not intended to prevent the Surviving Corporation from enforcing such contracts, agreements, collective bargaining agreements and commitments in accordance with their terms, including, without limitation, any reserved right to amend, modify, suspend, revoke or terminate any such contract, agreement, collective bargaining agreement or commitment or portion thereof.

               (b) Workforce Matters. Subject to compliance with applicable law and obligations under applicable collective bargaining agreements, for a period of three years following the Effective Time, any employee of PSNC or any PSNC Subsidiary whose employment is terminated or job is eliminated during such period shall be entitled to participate on a fair and equitable basis in the job opportunity and employment placement programs offered by the Surviving Corporation or any of its Subsidiaries, for which they are eligible. Any workforce reductions carried out following the Effective Time by the Surviving Corporation, shall be done in accordance with all applicable collective bargaining agreements, and all laws and regulations governing the employment relationship and termination thereof including, without limitation, the Worker Adjustment and Retraining Notification Act and regulations promulgated thereunder, and any comparable state or local law.

               Section 7.9 Employee Benefit Plans.

               (a) Continued Employment; Service Credit. The Surviving Corporation shall, as of the Closing Date, continue the employment of all employees of PSNC and its Subsidiaries who were employees immediately prior to the Closing Date (the "Affected Employees"). Subject to applicable law and obligations under applicable collective bargaining agreements, the Affected Employees shall be given credit for all service with PSNC or its Subsidiaries (and service credited by PSNC or such Subsidiary), to the same extent as such service was credited for such purpose by PSNC or such Subsidiary, under (i) all employee benefit plans, programs and policies, and fringe benefits of the Surviving Corporation in which they become participants for purposes of eligibility and vesting (but not for purposes of benefit accrual), and (ii) severance plans for purposes of calculating the amount of each Affected Employee's severance benefits, if any. To the extent permissible under the terms thereof and required by applicable law, the Surviving Corporation shall (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Affected Employees under any welfare benefit plans that such employees may be eligible to participate in after the Closing Date, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Closing Date under any welfare benefit plan maintained for the Affected Employees immediately prior to the Closing Date, and (ii) provide each Affected Employee with credit for any co-payments and deductibles paid prior to the Closing Date in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Closing Date. Nothing in this Section shall be deemed to require the employment of any Affected Employee to be continued for any particular period of time after the Closing Date.

               (b) Continuation of Benefits. Subject to applicable law and obligations under applicable collective bargaining agreements, the Surviving Corporation shall either (i) maintain for a period of at least one year after the Closing Date, without interruption, such employee compensation, welfare and benefit plans, programs, policies and fringe benefits (collectively, the "Benefits") as will, in the aggregate, provide benefits to the Affected Employees that are no less favorable than those provided to the Affected Employees pursuant to the PSNC Plans, as in effect on the Closing Date, or (ii) provide to the Affected Employees Benefits that are no less favorable than those provided by SCANA to similarly situated employees of SCANA and the SCANA Subsidiaries from time to time; provided, however, that the Surviving Corporation shall, for one year following the Closing Date, provide severance benefits to the Affected Employees which are equivalent to those provided to such employees on the date hereof.

               (c) Continuation of Agreements. The Surviving Corporation shall, as of the Closing Date, honor and be solely responsible for the employment, severance, consulting and retention agreements set forth in
Section 7.9 of the PSNC Disclosure Schedule; provided, however, that this undertaking is not intended to prevent the Surviving Corporation from enforcing such employment, severance, consulting and retention agreements in accordance with their terms, including, without limitation, any reserved right to amend, modify, suspend, revoke or terminate any such agreement or portion thereof.

               Section 7.10 No Solicitations. (a) From and after the date hereof, PSNC (i) shall not, nor shall it permit any of the PSNC Subsidiaries to, nor shall it authorize or permit any of its Representatives to, directly or indirectly, (A) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any offer or proposal (including, without limitation, any offer or proposal to its shareholders) which constitutes or may reasonably be expected to lead to an Acquisition Proposal (as defined herein) from any third party or (B) engage in any discussions or negotiations or furnish any confidential information or data to any person or group relating to any Acquisition Proposal and
(ii) shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties with respect to any Acquisition Proposal; provided, however, that if, at any time prior to the date on which the PSNC Shareholders' Approval has been obtained (the "Applicable Period"), the Board of Directors of PSNC (i) determines in good faith, based upon the advice of outside counsel with respect to such Board's fiduciary duties under applicable law with respect to the Acquisition Proposal, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the PSNC shareholders under applicable law and (ii) concludes in good faith (after consultation with its financial advisors) that the person or group making such Acquisition Proposal will have adequate sources of financing to consummate such Acquisition Proposal and that such Acquisition Proposal, if consummated as proposed, would be more favorable to the PSNC shareholders than the Mergers, PSNC may, in response to an Acquisition Proposal which was not solicited by it or which did not otherwise result from a breach of this
Section 7.10(a), and subject to providing prior written notice of its decision to take such action to SCANA in compliance with Section 7.10(b),
(i) furnish to such third party information with respect to itself and its business, properties and assets pursuant to a customary confidentiality agreement on terms not in the aggregate materially more favorable to such third party than the terms contained in the Confidentiality Agreement and
(ii) engage in discussions or negotiations regarding such Acquisition Proposal. As used herein, "Acquisition Proposal" shall mean any proposal or offer (other than by another party hereto) for a tender or exchange offer, merger, consolidation or other business combination involving PSNC or any of its material Subsidiaries or any proposal to acquire in any manner, directly or indirectly, 10% or more of the shares of capital stock in or a substantial portion of the assets of PSNC or any of its material Subsidiaries.

               (b) Except as expressly permitted by this Section 7.10, neither the Board of Directors of PSNC nor any committee thereof shall (i) withdraw or modify, in any manner adverse to SCANA, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) fail to reaffirm such approval or recommendation upon SCANA's request, (iii) approve or recommend any Acquisition Proposal or (iv) cause PSNC to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") relating to any Acquisition Proposal. Notwithstanding the foregoing, in the event that during the Applicable Period the Board of Directors of PSNC (i) determines in good faith based upon the advice of outside counsel with respect to such Board's fiduciary duties under applicable law with respect to the Acquisition Proposal, that, notwithstanding its binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of its applicable fiduciary duties, it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the PSNC shareholders and
(ii) concludes in good faith (after consultation with its financial advisors) that the person or group making such Acquisition Proposal will have adequate sources of financing to consummate such Acquisition Proposal and that such Acquisition Proposal, if consummated as proposed, would be more favorable to the PSNC shareholders than the Mergers, such Board of Directors may (subject to this and the following sentences) terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause PSNC to enter into any Acquisition Agreement with respect to any Acquisition Proposal), but only (i) at a time that is during the Applicable Period and is after the fifth business day following receipt by SCANA of written notice advising SCANA that the Board of Directors of PSNC is prepared to accept an Acquisition Proposal, specifying the material terms and conditions of such Acquisition Proposal and identifying the person making such Acquisition Proposal and (ii) after PSNC and its respective financial and legal advisors have given SCANA a reasonable opportunity during such five-day period following receipt by SCANA of such written notice to make such adjustments in the terms and conditions of this Agreement as would enable PSNC to proceed with the Mergers or other transactions contemplated hereby on such adjusted terms, and after PSNC and such advisors have negotiated in good faith with SCANA with respect to any such adjustments; provided that PSNC's ability to terminate this Agreement pursuant to Section 9.1(e) is conditioned upon the concurrent payment by PSNC to SCANA of any amounts owed by it pursuant to Section 9.3(b).

               (c) In addition to the obligations of PSNC set forth in paragraphs (a) and (b) of this Section 7.10, PSNC shall immediately advise SCANA orally and in writing of any request for information or of any Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal and the identity of the person making such request or Acquisition Proposal. PSNC shall keep SCANA informed of the status and details (including amendments or proposed amendments) of any such request or Acquisition Proposal.

               (d) Nothing contained in this Section 7.10 shall prohibit PSNC from taking and disclosing to its shareholders a position contemplated by Rule 14e-2 promulgated under the Exchange Act or from making any disclosure to its shareholders if, in the good faith judgment of the Board of Directors of PSNC, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law.

               Section 7.11 Board of Directors. The Board of Directors of SCANA shall take such action as may be necessary to cause, and shall so cause, the number of directors comprising the full Board of Directors of SCANA at the Effective Time to be sufficient to permit the appointment of Charles E. Zeigler, Jr., currently Chairman, President and Chief Executive Officer of PSNC, and an additional two persons presently serving as members of the Board of Directors of PSNC, one of whom shall be designated by SCANA prior to the Effective Time and one of whom shall be designated by PSNC prior to the Effective Time; provided, however, that if, prior to the Effective Time, either of such designees shall decline or be unable to serve, SCANA if such designee was designated by SCANA, or PSNC if such designee was designated by PSNC, shall designate another person to serve in such person's stead. At the Effective Time, Mr. Zeigler shall be President and Chief Operating Officer of PSNC and each other subsidiary of SCANA the primary operations of which are located in North Carolina, and shall be one of the three members of SCANA's Office of the Chairman (the other two members shall be (i) the Chairman, President and Chief Operating Officer of SCANA and (ii) the President of South Carolina Electric & Gas Company).

               Section 7.12 Corporate Offices. At the Effective Time, the corporate headquarters of the Surviving Corporation shall be located in Columbia, South Carolina.

               Section 7.13 Federal Income Tax Treatment. PSNC and SCANA shall not, and shall not permit any of their Subsidiaries to, take any actions that (or fail to take any actions if such failure) would, or would be reasonably likely to, adversely affect the status of the Mergers as reorganizations under Section 368(a) of the Code.

               Section 7.14 Anti-Takeover Statutes. If any "fair price", "moratorium", "business combination", "control share acquisition" or other form of anti-takeover statute or regulation shall become applicable to the Mergers or other transactions contemplated hereby, each of SCANA and PSNC and the members of their respective boards of directors shall grant such approvals and take such actions consistent with their fiduciary duties and in accordance with applicable law as are reasonably necessary so that the Mergers and other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the Mergers and other transactions contemplated hereby.

               Section 7.15 Conveyance Taxes. PSNC and SCANA shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees, and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be paid on or before the Effective Time. PSNC shall pay, without deduction or withholding (except where such deduction or withholding is required by applicable law) from any amount payable to the holders of any shares of PSNC Common Stock, any such Taxes which become payable in connection with the transactions contemplated by this Agreement, on behalf of the shareholders of PSNC.

               Section 7.16 Expenses. Subject to Section 9.3, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing the Joint Proxy/Registration Statement, the filing fee relating to the Joint Proxy/Registration Statement and for expert witnesses retained for the purpose of advising and supporting joint regulatory filings, shall be shared equally by PSNC and SCANA.

               Section 7.17 Further Assurances. Each party shall, and shall cause its Subsidiaries to, execute such further documents and instruments and take such further actions as may reasonably be requested by any other party in order to consummate the Merger in accordance with the terms hereof.

                                ARTICLE VIII

                                 CONDITIONS

               Section 8.1 Conditions to Each Party's Obligation to Effect the Mergers. The respective obligations of each party to effect the Mergers shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, except, to the extent permitted by applicable law, that such conditions may be waived by the parties in writing pursuant to
Section 9.5:

               (a) Shareholders' Approvals. The SCANA Shareholders' Approval and the PSNC Shareholders' Approval shall have been obtained.

               (b) No Injunction. No temporary restraining order or preliminary or permanent injunction or other order by any federal or state court preventing consummation of the Mergers shall have been issued and be continuing in effect, and the Mergers and the other transactions contemplated hereby shall not have been prohibited under any applicable federal or state law or regulation.

               (c) Joint Proxy/Registration Statement. The Joint
Proxy/Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect.

               (d) Listing of Shares. The shares of SCANA Common Stock issuable in the Mergers pursuant to Article II shall have been approved for listing on the NYSE upon official notice of issuance.

               (e) Statutory Approvals. The PSNC Required Statutory Approvals and the SCANA Required Statutory Approvals shall have been obtained at or prior to the Effective Time, such approvals shall have become Final Orders (as defined below) and such Final Orders shall not, individually or in the aggregate, impose terms or conditions which (i) with respect to the PSNC Required Statutory Approvals, could have or could reasonably be expected to have a PSNC Material Adverse Effect, (ii) with respect to the SCANA Required Statutory Approvals, could have or could reasonably be expected to have a SCANA Material Adverse Effect or (iii) with respect to either the PSNC Required Statutory Approvals or the SCANA Required Statutory Approvals, materially impair the ability of the parties to complete the Mergers and the transactions contemplated hereby. A "Final Order" means action by the relevant regulatory authority which has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

               (f) HSR Act. The waiting period (and any extension thereof) applicable to the Mergers under the HSR Act shall have been terminated or shall have otherwise expired.

               Section 8.2 Conditions to Obligation of SCANA to Effect the Mergers. The obligation of SCANA to effect the Mergers shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by SCANA in writing pursuant to Section 9.5:

               (a) Performance of Obligations of PSNC. PSNC (and/or the appropriate PSNC Subsidiaries, as applicable) shall have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement which are required to be performed by it at or prior to the Effective Time.

               (b) Representations and Warranties. The representations and warranties of PSNC set forth in this Agreement shall be true and correct
(i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time which need only be true and correct as of such date or time), except in each of cases (i) and (ii) above for such failures of representations or warranties to be true and correct (without giving effect to any materiality qualification or standard contained in any such representations and warranties) which, individually or in the aggregate, could not be reasonably expected to result in a PSNC Material Adverse Effect.

               (c) Closing Certificates. SCANA shall have received a certificate signed by the chief financial officer of PSNC, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 8.2(a) and Section 8.2(b) have been satisfied.

               (d) PSNC Material Adverse Effect. No PSNC Material Adverse Effect shall have occurred and there shall exist no fact or circumstance which could reasonably be expected to have a PSNC Material Adverse Effect.

               (e) Tax Opinion. SCANA shall have received an opinion from LLG&M, counsel to SCANA, in form and substance reasonably satisfactory to SCANA, dated as of the Closing Date, substantially to the effect that (i) the First Merger will be a tax-free transaction under the Code and that SCANA, New Sub I and the shareholders of SCANA who exchange their shares solely for the stock of SCANA will not recognize gain or loss for federal income tax purposes as a result of the consummation of the First Merger,
(ii) the Second Merger will constitute a reorganization for United States federal income tax purposes within the meaning of Section 368 of the Code,
(iii) PSNC and SCANA will each be a party to the reorganization within the meaning of Section 368 of the Code and (iv) no gain or loss will be recognized by PSNC pursuant to the Second Merger. In rendering such opinion, LLG&M may require and rely upon representations reasonably satisfactory to LLG&M contained in certificates of officers of PSNC, SCANA and others.

               (f) PSNC Required Consents. All material PSNC Required Consents shall have been obtained.

               (g) Affiliate Agreements. SCANA shall have received Affiliate Agreements, duly executed by each "Affiliate" of PSNC, substantially in the form of Exhibit 7.7, as provided in Section 7.7.

               (h) Permits. To the extent that the continued lawful operations of the business of PSNC or any PSNC Subsidiary after the Mergers require that any license, permit (including, without limitation, Environmental Permits) or other governmental approval be transferred to SCANA or issued to SCANA, such licenses, permits or other authorizations shall have been transferred or reissued to SCANA at or before the Closing Date, except where the failure to transfer or reissue such licenses, permits or other authorizations would not have a material adverse effect on the business, assets, condition (financial or otherwise), results of operations or prospects of the Surviving Corporation and its Subsidiaries, taken as a whole immediately after the Effective Time.

               Section 8.3 Conditions to Obligation of PSNC to Effect the Mergers. The obligation of PSNC to effect the Mergers shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by PSNC in writing pursuant to Section 9.5:

               (a) Performance of Obligations of SCANA. SCANA (and/or the appropriate SCANA Subsidiaries, as applicable) shall have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement which are required to be performed by it at or prior to the Effective Time.

               (b) Representations and Warranties. The representations and warranties of SCANA set forth in this Agreement shall be true and correct
(i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time which need only be true and correct as of such date or time), except in each of cases (i) and (ii) for such failures of representations or warranties to be true and correct (without giving effect to any materiality qualification or standard contained in any such representations and warranties) which, individually or in the aggregate, could not be reasonably expected to result in a SCANA Material Adverse Effect.

               (c) Closing Certificates. PSNC shall have received a certificate signed by the chief financial officer of SCANA, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 8.3(a) and Section 8.3(b) have been satisfied.

               (d) SCANA Material Adverse Effect. No SCANA Material Adverse Effect shall have occurred and there shall exist no fact or circumstance which could reasonably be expected to have a SCANA Material Adverse Effect.

               (e) Tax Opinion. PSNC shall have received an opinion from SASM&F, counsel to PSNC, in form and substance reasonably satisfactory to PSNC, dated as of the Closing Date, substantially to the effect that (i) the Second Merger will constitute a reorganization for United States federal income tax purposes within the meaning of Section 368(a) of the Code, (ii) PSNC and SCANA will each be a party to the reorganization within the meaning of Section 368 of the Code, (iii) no gain or loss will be recognized by PSNC or SCANA pursuant to the Second Merger and (iv) no gain or loss will be recognized by shareholders of PSNC who receive solely SCANA Common Stock pursuant to the Second Merger. In rendering such opinion, SASM&F may require and rely upon representations reasonably satisfactory to SASM&F contained in certificates of officers of PSNC, SCANA and others.

               (f) SCANA Required Consents. SCANA Required Consents, the failure of which to obtain would have a SCANA Material Adverse Effect, shall have been obtained.

                                 ARTICLE IX

                     TERMINATION, AMENDMENT AND WAIVER

               Section 9.1 Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the shareholders of the respective parties hereto contemplated by this
Agreement:

               (a) by mutual written consent of the Boards of Directors of PSNC and SCANA;

               (b) by either SCANA or PSNC:

                      (i) if any state or federal law, order, rule or regulation is adopted or issued, which has the effect, as supported by the written opinion of outside counsel for such party, of prohibiting the Merger, or by SCANA or PSNC, if any court of competent jurisdiction in the United States or any state shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, judgment or decree shall have become final and nonappealable;

                      (ii) by written notice to the other party, if the Effective Time shall not have occurred on or before the date that is 15 months after the date hereof (the "Initial Termination Date"); provided, however, that the right to terminate the Agreement under this Section 9.1(b)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; provided, further, that if on the Initial Termination Date the condition to the Closing set forth in Section 8.1(e) shall not have been fulfilled but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Initial Termination Date shall be extended to the date that is 21 months after the date hereof;

                      (iii) by written notice to the other party, if SCANA Shareholders' Approval shall not have been obtained at a duly held SCANA Meeting, including any adjournments thereof, or the PSNC Shareholders' Approval shall not have been obtained at a duly held PSNC Meeting, including any adjournments thereof;

               (c) by SCANA, by written notice to PSNC, if (i) there shall have been any breach of any representation or warranty, or any breach of any covenant or agreement of PSNC hereunder, which breaches individually or in the aggregate would result in a PSNC Material Adverse Effect, and such breach shall not have been remedied within 20 business days after receipt by PSNC of notice in writing from SCANA, specifying the nature of such breach and requesting that it be remedied, or SCANA shall not have received adequate assurance of a cure of such breach within such 20 business-day period or (ii) the Board of Directors of PSNC shall withdraw or modify in any manner adverse to SCANA its approval of this Agreement and the transactions contemplated hereby or its recommendation to its shareholders regarding approval of this Agreement, the Second Merger and other transactions contemplated hereby;

               (d) by PSNC, by written notice to SCANA, if (i) there shall have been any breach of any representation or warranty, or any breach of any covenant or agreement of SCANA hereunder, which breaches individually or in the aggregate would result in a SCANA Material Adverse Effect, and such breach shall not have been remedied within 20 business days after receipt by SCANA of notice in writing from PSNC, specifying the nature of such breach and requesting that it be remedied, or PSNC shall not have received adequate assurance of a cure of such breach within such 20 business-day period or (ii) the Board of Directors of SCANA shall withdraw or modify in any manner adverse to PSNC its approval of this Agreement and the transactions contemplated hereby or its recommendation to its shareholders regarding approval of this Agreement, the First Merger and other transactions contemplated hereby; or

               (e) by PSNC in accordance with Section 7.10(b); provided, that, in order for the termination of this Agreement pursuant to this paragraph (e) to be deemed effective, PSNC shall have complied with all provisions of Section 7.10, including the notice provisions therein, and with applicable requirements, including the payment of the Termination Fee, of Section 9.3.

               Section 9.2 Effect of Termination. In the event of termination of this Agreement by either PSNC or SCANA pursuant to Section 9.1, there shall be no liability on the part of either PSNC or SCANA or their respective officers or directors hereunder, except that the agreement contained in the last sentence of Section 7.1, Section 7.14, Section 9.3,
Section 10.2 and Section 10.8 shall survive any such termination.

               Section 9.3   Termination Fee; Expenses.

               (a) Payment of Expenses following Termination pursuant to
Section 9.1(c) or (d). If this Agreement is terminated pursuant to Section 9.1(c), then PSNC shall promptly (but not later than five business days after receiving notice of termination) pay to SCANA in cash an amount equal to all documented out-of-pocket expenses and fees incurred by SCANA (including, without limitation, fees and expenses payable to all legal, accounting, financial, and other professionals arising out of, in connection with or related to the transactions contemplated by this Agreement) not in excess of $5 million. If this Agreement is terminated pursuant to Section 9.1(d), then SCANA shall promptly (but not later than five business days after receiving notice of termination) pay to PSNC in cash an amount equal to all documented out-of-pocket expenses and fees incurred by PSNC (including, without limitation, fees and expenses payable to all legal, accounting, financial, and other professionals arising out of, in connection with or related to the transactions contemplated by this Agreement) not in excess of $5 million. PSNC and SCANA each agree that notwithstanding any provisions in this Agreement to the contrary, each of PSNC and SCANA retain their remedies at law or in equity with respect to breaches of this Agreement; provided, that in the event of a willful breach of this Agreement by one party, the amount to be recovered by the non-breaching party from the breaching party shall be no less than $28.0 million.

               (b) Termination Fee. In the event that (i) there shall have been an Acquisition Proposal involving PSNC or any of its Affiliates (whether or not such Acquisition Proposal shall have thereafter been rejected or withdrawn) and thereafter this Agreement is terminated by SCANA or PSNC in the circumstances described in Section 9.1(b)(iii) as a result of the PSNC Shareholders' Approval not being obtained or in accordance with
Section 9.1(c)(i), or (ii) this Agreement is terminated by PSNC pursuant to
Section 9.1(e), then PSNC shall promptly, but in no event later than the date of such termination, pay SCANA a termination fee (the "Termination Fee") equal to $28.0 million in cash minus any amounts as may have been previously paid by PSNC pursuant to this Section 9.3; provided, however, that no Termination Fee shall be payable to SCANA pursuant to clause (i) of this paragraph (b) unless and until within two years of any such termination PSNC or any of its Affiliates which is the subject of the Acquisition Proposal becomes a Subsidiary of such offeror or any Affiliate thereof or enters into a definitive agreement to consummate or consummates an Acquisition Proposal with such offeror or any Affiliate thereof; provided that such Termination Fee shall be paid upon the earliest to occur of the events described above.

               (c) Expenses. The parties agree that the agreements contained in this Section 9.3 are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty. Notwithstanding anything to the contrary contained in this Section 9.3, if one party fails to promptly pay to the other any fees due under Sections 9.3(a) or (b), in addition to any amounts paid or payable pursuant to such sections, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of The Chase Manhattan Bank from the date such fee was required to be paid.

               Section 9.4 Amendment. This Agreement may be amended by the Boards of Directors of the parties hereto, at any time before or after obtaining the PSNC Shareholders' Approval and the SCANA Shareholders' Approval and prior to the Effective Time, but after such approvals, no such amendment shall (a) alter or change the amount or kind of shares, rights or any of the proceedings of the treatment of shares under Article II or (b) alter or change any of the terms and conditions of this Agreement if any of the alterations or changes, alone or in the aggregate, would materially adversely affect the rights of holders of PSNC Common Stock or SCANA Common Stock, except for alterations or changes that could otherwise be adopted by the Board of Directors of SCANA, without the further approval of such shareholders, as applicable. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

               Section 9.5 Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein, to the extent permitted by applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed by a duly authorized officer of such party.

                                 ARTICLE X

                             GENERAL PROVISIONS

               Section 10.1 Non-Survival; Effect of Representations and Warranties. No representations or warranties in this Agreement shall survive the Effective Time, except as otherwise provided in this Agreement.

               Section 10.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) when delivered personally, (b) when sent by reputable overnight courier service or (c) when telecopied (which is confirmed by copy sent within one business day by a reputable overnight courier service) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (i) If to PSNC, to

               Public Service Company of North Carolina, Incorporated
               400 Cox Road
               Gastonia, North Carolina 28054
               Attn: Charles E. Zeigler, Jr.

               Telecopy:  (704) 834-6556
               Telephone: (704) 834-6507

               with a copy to

               Skadden, Arps, Slate, Meagher & Flom LLP
               919 Third Avenue
               New York, New York  10022
               Attn:  Sheldon S. Adler, Esq.
               Telecopy:  (212) 735-2000
               Telephone: (212) 735-3000

        and

               (ii) if to SCANA, New Sub I or New Sub II, to

               SCANA Corporation
               1426 Main Street
               Columbia, South Carolina 29201

               Attn:  William B. Timmerman

               Telecopy:  (803) 748-3336
               Telephone: (803) 748-3000

               with a copy to

               LeBoeuf, Lamb, Greene & MacRae, L.L.P.
               125 West 55th Street
               New York, New York 10019

               Attn:  William S. Lamb, Esq. or Thomas J. Moore, Esq.

               Telecopy:  (212) 424-8500
               Telephone: (212) 424-8000


               Section 10.3 Miscellaneous. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof other than the Confidentiality Agreement, (b) shall not be assigned by operation of law or otherwise and (c) shall be governed by and construed in accordance with the laws of the State of South Carolina applicable to contracts executed in and to be fully performed in such State, without giving effect to its conflicts of law rules or principles.

               Section 10.4 Interpretation. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit of this Agreement, respectively, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

               Section 10.5 Counterparts; Effect. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

               Section 10.6 Parties' Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except for the (i) rights of Indemnified Parties as set forth in Section
7.5 and (ii) third-party beneficiary rights of any individual with respect to his or her severance agreement pursuant to Section 7.9(c), nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

               Section 10.7 Waiver of Jury Trial and Certain Damages. Each party to this Agreement waives, to the fullest extent permitted by applicable law, (a) any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement and (b) without limitation to Section 9.3, any right it may have to receive damages from any other party based on any theory of liability for any special, indirect, consequential (including lost profits) or punitive damages.

               Section 10.8 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of South Carolina or in South Carolina state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of South Carolina or any South Carolina state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of South Carolina.


               IN WITNESS WHEREOF, PSNC, SCANA, New Sub I and New Sub II have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                           PUBLIC SERVICE COMPANY OF NORTH
                           CAROLINA, INCORPORATED


                           By:/s/  Charles E. Zeigler, Jr.
                              --------------------------------
                              Name:  Charles E. Zeigler, Jr.
                              Title: Chairman, President & Chief Executive
                                       Officer


                           SCANA CORPORATION


                           By:/s/ Willam B. Timmerman
                              ------------------------------
                              Name:  William B. Timmerman
                              Title: Chairman, President & Chief Executive
                                       Officer


                           NEW SUB I, INC.


                           By:/s/ Willam B. Timmerman
                              -----------------------------
                              Name:  William B. Timmerman
                              Title: Chairman, President & Chief Executive
                                       Officer


                           NEW SUB II, INC.


                           By:/s/ Willam B. Timmerman
                              -------------------------------
                              Name:  William B. Timmerman
                              Title: Chairman, President & Chief Executive
                                       Officer